As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-179924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IQ PHYSICAL DIAMOND TRUST
Sponsored by IndexIQ Advisors LLC
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	[5094] (Primary Standard Industrial Classification Code Number)	[____] (I.R.S. Employer Identification No.)

800 Westchester Avenue
Suite N611
Rye Brook, NY 10573
(888) 934-0777
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Adam S. Patti
c/o IndexIQ Advisors LLC
800 Westchester Avenue
Suite N611
Rye Brook, NY 10573
(888) 934-0777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen H. Moriarty, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022	Gregory E . Xethalis, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [X]	Smaller reporting company [_]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)

IQ Physical Diamond Shares	$5,000,000	$573.00

(1)	The amount of the registration fee for the indicated securities have been calculated in reliance upon Rule 457(o) under the Securities Act of 1933.
(2)	$573.00 was previously paid in the initial filing of the registration statement on Form S-1, filed on March 6, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the issuer is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion January 31, 2013

PRELIMINARY PROSPECTUS

[Logo]

Common Units of Beneficial Interest

IQ Physical Diamond Trust

Proposed Maximum Aggregate Offering Price: $[__],000,000

The IQ Physical Diamond Trust (Trust) will issue [____] shares (Shares) which represent units of fractional undivided beneficial interest in and ownership of the Trust. IndexIQ Advisors LLC is the sponsor of the Trust (Sponsor), BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Trust (Trustee), and [CUSTODIAN] is the custodian of the Trust (Custodian). The Trust intends to issue additional Shares on a continuous basis.

The Shares may be purchased from the Trust only in one or more blocks of [50,000] Shares (a block of [50,000] Shares is called a Basket). The Trust will issue Shares in Baskets to certain authorized participants (Authorized Participants) in exchange for physical diamonds on an ongoing basis as described in “Plan of Distribution.” Baskets will be offered continuously at the net asset value (NAV) for [50,000] Shares on the day that an order to create a Basket is accepted by the Trustee. The Trust will not issue fractions of a Basket.

Prior to this offering, there has been no public market for the Shares. The Shares will trade on the [EXCHANGE] under the symbol “[____].”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The Trust will issue Shares from time to time in Baskets, as described in “Creation and Redemption of Shares.” It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of diamonds in a Diamond Parcel (as defined below) and the trading price of the Shares on the [EXCHANGE] at the time of each sale.

On [____], an Initial Purchaser, subject to conditions, purchased [__],000 Shares, which comprise the initial Baskets, as described in “Plan of Distribution.” Delivery of the initial Baskets will be made on or about [____]. The Trust will receive all proceeds from the offering of the initial Baskets in Diamond Parcels in a number equal to the full price for the initial Baskets.

	Per Share(1)		Per Basket
Public offering price for the initial Baskets(2)	$	[____]	$	[________]

(1)	The initial Baskets will be created at a per Share price equal to the value of [___] Diamond Parcels on the date of formation of the IQ Physical Diamond Trust.

(2)	The Initial Purchaser may receive commissions/fees from investors who purchase Shares from the initial Baskets through their commission/fee-based brokerage accounts.

The date of this prospectus is [____].

This prospectus contains information investors should consider when making an investment decision about the Shares. Investors may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

The information contained in the sections captioned “Overview of the Diamond Industry” and “Operation of the Diamond Market” is based on information obtained from sources that the Sponsor believes to be reliable. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the diamond industry, the operation of the diamond market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes the information in the sections captioned “Overview of the Diamond Industry” and “Operation of the Diamond Market” to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for diamonds and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

V

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus that is material and/or which may be important to investors. Investors should read this entire prospectus, including “Risk Factors” beginning on page 7, before making an investment decision about the Shares.

Trust Structure

The Trust is a common law trust, formed on [______, 2013] under New York law pursuant to the Trust Agreement. The Trust holds physical diamonds and is expected from time to time to issue Baskets in exchange for deposits of diamonds in one or more Diamond Parcels and to distribute diamonds in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of Diamond Parcels, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment in physical diamonds. The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “[____]” on the [EXCHANGE].

The Trust’s Sponsor is IndexIQ Advisors LLC. The Sponsor is a Delaware limited liability company formed on July 16, 2007.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the [EXCHANGE]. In consideration for a monthly fee (the “Sponsor’s Fee”) which will accrue at a rate of [____]% of the daily ANAV of the Trust, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and expenses reimbursable under the Trust Custody Account Agreement, Exchange listing fees, SEC and FINRA registration fees, printing and mailing costs, audit fees, other related costs and up to $[___,000] per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC and FINRA registration fees.

The Trustee is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon. The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) calculating the NAV of the Trust and the NAV per Share, (2) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company (DTC), (3) instructing the Custodian to transfer the Trust’s diamonds in one or more whole Diamond Parcels as needed to pay the Sponsor’s Fee and Trust expenses advanced by the Sponsor (diamond transfers are expected to occur when the amount owed to the Sponsor equals or exceeds the value of a Diamond Parcel, or the minimum number of whole diamonds that may be delivered such that, after such delivery, the Trust holds diamonds in the Diamond Ratio), and (4) instructing the Custodian to sell the Trust’s diamonds as needed to pay any extraordinary Trust expenses that are not assumed or advanced by the Sponsor. The general role, responsibilities and regulation of the Trustee are further described in “The Trustee.”

The Custodian is [CUSTODIAN]. The Custodian is responsible for the safekeeping of the Trust’s physical diamonds deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of diamonds in and out of the Trust through custody accounts it will maintain for the Trust, Authorized Participants and the Sponsor. The Custodian is a global leader in the provision of diamond safekeeping and logistics services. The Custodian will hold the Trust’s diamonds at the Custodian’s vaulting premises in Antwerp [and ___] on a segregated basis. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Diamonds.”

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust Agreement” and “Description of the Custody Agreements.”

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the price of Diamond Parcels, less the expenses of the Trust’s operations. The Shares are designed for investors who want a cost-effective and convenient way to invest in physical diamonds. Advantages of investing in the Shares include:

•	Easily Accessible and Relatively Cost Efficient. The Trust allows investors access to the physical diamond markets through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use diamonds by using the Shares instead of using the traditional means of purchasing, trading, holding and storing diamonds and, for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical diamonds.
•	Exchange Traded and Transparent. The Shares may be bought and sold on the [EXCHANGE] like any other exchange-listed securities, and the Shares regularly trade until 4:00 p.m. New York time. This provides investors with an efficient means to implement various investment strategies. Furthermore, the value of the Trust’s holdings will be reported on the Trust’s website daily.
•	Expenses. The Sponsor’s Fee associated with the Trust and the Sponsor’s assumption of most regular expenses of the Trust are competitive factors that may influence an investor’s decision to purchase Shares.

Although the Sponsor believes that an investment in the Trust provides certain advantages, as set forth above, relative to an investor’s direct investment in physical diamonds, investing through the Trust does impose an added layer of fees, expenses, and risks that would not necessarily apply in the case of a direct investment in physical diamonds.

The Trust will only hold Diamond Parcels, which are aggregations of fixed numbers of diamonds from [    ] separate Subcategories of diamonds. See “Operation of the Diamond Market—GIA Certification Process” for a description of certain elements of the Subcategories of diamonds (as described below). As a result, the Trust will hold diamonds in a proportion equal to the Diamond Ratio, whereby for each Subcategory [___] diamond that it holds, the Trust will also [hold [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds.] The Diamond Parcel Index Price used by the Trust to calculate the NAV and NAV per Share tracks the value of one Diamond Parcel. The Shares are designed for investors who want a cost-effective and convenient way to invest in physical diamonds with minimal credit risk.

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The Trust holds physical diamonds that the Sponsor believes, based on market research, to be an accurate representation of the diamond industry’s most commonly traded population of mined, round, one carat polished diamonds of the highest quality. In order to reflect the demographic characteristic differentiation among one carat, gem quality diamonds in the market supply of polished diamonds, the Trust has divided the diamonds in a Diamond Parcel into [___] fixed Subcategories based on core characteristic variations. See “Operation of the Diamond Market—GIA Certification Process” for a description of certain elements of the Subcategories of diamonds.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Principal Offices

The Trust’s office is located at 800 Westchester Avenue, Suite N611, Rye Brook, New York 10573. The Sponsor’s office is located at 800 Westchester Avenue, Suite N611, Rye Brook, New York 10573 and its telephone number is (888) 934-0777. The Trustee has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Custodian is located at [____].

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THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.
Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets, including the [___] Baskets (Seed Baskets) issued to the Initial Purchaser in connection with the formation of the Trust, and the Shares (as described on the front page of this prospectus), will consist of Diamond Parcel deposits. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets, (3) disbursed to pay the Sponsor’s Fee and Trust expenses advanced by the Sponsor or (4) sold as needed to pay the Trust’s expenses not assumed or advanced by the Sponsor.
Diamonds

The Trust holds mined, round, one carat, gem quality polished diamonds, constituting [___] Subcategories of readily available, industry standard diamonds in common use among diamond dealers. The Trust will receive and hold polished diamonds meeting the Subcategory specifications set forth in the Required Delivery Standards. Each diamond deposited with the Trust will be accompanied by a GIA certificate which will have been matched to such diamond by an independent, qualified gemologist prior to being deposited with the Trust. The Trust will receive and deliver diamonds in Diamond Parcels, which are fungible aggregations of diamonds, through creations and redemptions. The Sponsor believes the division of Diamond Parcels into the Subcategories provides characteristic variations reflective of the demographic variations in the market supply of one carat, gem quality diamonds. The Trust will hold diamonds in a proportion equal to the Diamond Ratio, whereby for each Subcategory [___] diamond that it holds, the Trust will also [hold [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds.]

All diamonds held by the Trust will be natural mined stones. Each Authorized Participant will agree to source diamonds deposited with the Trust from suppliers who confirm that they comply with the Kimberley Process program. The Kimberley Process addresses and attempts to ensure that diamonds are not sourced and sold from “conflict regions.”

For more information regarding Diamond Parcels and diamonds held by the Trust, see “Creation and Redemption of Shares.”

Exchange Symbol	[____]
CUSIP	[____]
Creation and Redemption	The Trust expects to create and redeem the Shares from time to time, but only in one or more whole Baskets (a Basket equals a block of [50,000] Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the number and Subcategories of diamonds represented by the Baskets being created or redeemed, the number of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. The initial number of Diamond Parcels required for deposit with the Trust to create Shares is [_] per Basket, collectively [equaling [___] Subcategory [___] diamonds, [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds] per Basket. The number of Diamond Parcels required to create a Basket or to be delivered upon the redemption of a Basket will gradually decrease over time, due to the accrual of the Trust’s expenses and the sale or delivery of the Trust’s diamonds to pay the Trust’s expenses. See “Business of the Trust—Trust Expenses.” Baskets may be created or redeemed only by Authorized Participants, who will pay a [$___] Transaction Fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors. The Trust will not issue or redeem fractional Baskets. See “Creation and Redemption of Shares” for more details.
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Net Asset Value	The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee will value the diamonds held by the Trust on the basis of the wholesale price of a Diamond Parcel, rather than on the basis of individual diamonds, as determined with reference to the Index Price of Diamond Parcels (“Diamond Parcel Index”) calculated by the Index Price Provider. See “Operation of the Diamond Market” for a description of the wholesale market prices of diamonds and the Diamond Parcel Index Price. The Trustee will determine the NAV of the Trust on each day the [EXCHANGE] is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. If no Diamond Parcel Index Price is calculated by 4:00 p.m. on a particular evaluation day or has not been announced by 4:30 p.m. New York time on a particular evaluation day, the next most recent Diamond Parcel Index Price will be used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as a basis for such determination. The Trustee will also determine the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

Trust	The Trust’s only ordinary recurring charge is expected to be the remuneration due to the Sponsor (Sponsor’s Fee). In exchange for the Sponsor’s Fee, the Sponsor has agreed to (1) assume the ordinary administrative and marketing expenses that the Trust is expected to incur and (2) advance the payment of Trust expenses not otherwise assumed by the Sponsor, which advances shall be repaid when the Sponsor’s Fee is paid. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC and FINRA registration fees.

The Sponsor’s Fee and Trust Expenses

The Sponsor’s Fee will be payable monthly in arrears and will accrue daily at an annual rate equal to [____]% of the daily ANAV of the Trust. The Sponsor’s Fee will be payable “in-kind” in physical diamonds. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fee.

The Trustee will from time to time instruct the Custodian to deliver diamonds in such quantity as may be necessary to permit payment of the Sponsor’s Fee and Trust expenses advanced by the Sponsor and instruct the Custodian to sell or deliver diamonds in such quantity as may be necessary to permit payment in cash of Trust expenses not assumed or advanced by the Sponsor. The Trustee will endeavor to sell diamonds at such times and in the smallest amounts required to permit such cash payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than diamonds (i.e, cash); provided, however, the Trustee shall not instruct the Custodian to, and the Custodian shall not, deliver or sell diamonds except in one or more whole Diamond Parcels or such that the diamonds held by the Trust after such delivery or sale are held in a proportion equal to the Diamond Ratio. The Sponsor has agreed to advance expenses of the Trust so as to allow the Trustee to only deliver or sell whole Diamond Parcels when the amount of the Sponsor’s Fee and unpaid advances of Trust expenses made by the Sponsor equals or exceeds the value of one or more whole Diamond Parcels, or the minimum number of whole diamonds that may be delivered such that, after such delivery, the Trust holds diamonds in the Diamond Ratio. The number of diamonds to be sold will vary from time to time depending on the level of the Trust’s expenses and the Diamond Parcel Index Price. See “Business of the Trust—Trust Expenses.”

Taxation

Each delivery or sale of diamonds by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event to Shareholders. Under current law, gains recognized by individuals from the sale of “collectibles,” including diamonds, held for more than one year are taxed at a maximum federal income tax rate of 28%, rather than the 20% rate applicable to most other long-term capital gains. See “United States Federal Tax Consequences—Taxation of US Shareholders.”

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Termination Events

The Trustee will terminate and liquidate the Trust if one of the following events occurs:

➢ the Shares are delisted from the [EXCHANGE] and are not approved for listing on another national securities exchange within five business days of their delisting;

➢ the Diamond Parcel Index Price is no longer calculated or available and a substitute pricing measure has not been identified within [_] business days.

➢ Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

➢ 60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

➢ the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of that determination;

➢ the CFTC determines that the Trust is a commodity pool under the CEA and the Trustee has actual knowledge of that determination;

➢ the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $[___] million (as adjusted for inflation by reference to the US Consumer Price Index) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $[___] million, notice from the Sponsor of its decision to terminate the Trust;

➢ the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

➢ 60 days have elapsed since DTC ceased to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or

➢ the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the termination of the Trust, the Trustee will arrange for the sale of the Trust’s diamonds and, after paying or making provision for the Trust’s liabilities, distribute the cash proceeds to Shareholders surrendering Shares. See “Description of the Trust Agreement—Termination of the Trust.”

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Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a DTC Participant, (3) have entered into an agreement with the Trustee and the Sponsor (Authorized Participant Agreement) and (4) have entered into an AP Joint Balance Account Agreement with the Trustee and the Custodian and an Authorized Participant Custody Account with the Custodian. The Authorized Participant Agreement provides the approved procedures for the creation and redemption of Baskets, the delivery of Diamond Parcels required for such creations or redemptions and the payment of the Transaction Fee for any creation or redemption order. Pursuant to the Authorized Participant Agreement, each Authorized Participant is obligated to acquire diamonds for Creation Basket Deposits from sources that confirm they are participants in the Kimberley Process program. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and Settlement	The Shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the close of business on [______], the date of formation of the Trust, the NAV of the Trust, which represents the value of the diamonds deposited into and held by the Trust in exchange for the Seed Baskets, was $[______] and the NAV per Share was $[______]. See “Statement of Financial Condition” in this prospectus.

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RISK FACTORS

Investors should consider carefully the risks described below before making an investment decision. Investors should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes,

The value of the Shares relates directly to the value of the diamonds held by the Trust and fluctuations in the wholesale price of Diamond Parcels could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the wholesale price of Diamond Parcels, comprised of diamonds in Subcategories represented by the Diamond Ratio. The value of the Shares relates directly to the value of the diamonds held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid expenses). The price of diamonds, including those [___] Subcategories of diamonds that comprise a Diamond Parcel, has fluctuated over the past several years, from a low of [$__ in 20[_]] to a high of [$__ in 20[_]]. Several factors may affect the price of Diamond Parcels and diamonds in general, including:

•	Global diamond supply and demand, which is influenced by such factors as general economic influences on jewelry demand, and production and cost levels in major diamond-producing regions such as central and southern Africa and countries including Canada, Russia, Brazil and Australia;
•	Activities of major diamond producers, including the potential discovery of new diamond mines (see “Risk Factors—Diamond mining and production is largely controlled by a small number of miners and producers...” below); and
•	Global or regional political, economic or financial events and situations.

In addition, investors should be aware that there is no assurance that Diamond Parcels will maintain their long-term value in the future. In the event that the consumer price of Diamond Parcels declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Authorized Participants and diamond market participants may determine that a Diamond Parcel or one or more Subcategories of diamonds no longer represent a fungible or interchangeable grouping or Subcategory of diamonds , resulting in the dissolution of the Trust.

The Trust has established Subcategories of diamonds that, when aggregated into a Diamond Parcel are, in the informed opinion of the Sponsor, standardized groupings of diamonds that Authorized Participants and market participants will view as fungible and interchangeable. In formulating the Diamond Parcel, the Trust has established an aggregation of round, one carat polished gem quality diamonds having specified characteristics, whose value will be tracked by the Diamond Parcel Index. Therefore, the Sponsor believes that each Diamond Parcel is fungible and interchangeable on an aggregated basis with any other Diamond Parcel. The Sponsor regards the fungibility of each Subcategory, individually, and the Diamond Parcels, as a whole, to be essential to the Trust’s ongoing operation. To the extent that market participants no longer deem a Subcategory diamond or a Diamond Parcel to be fungible, the Trust will be unable to alter the Required Delivery Standards for such Subcategory or the composition of a Diamond Parcel in order to restore market confidence in fungibility. As a result, the Trust may be required to liquidate at a time that is disadvantageous to Shareholders.

Diamond mining and production is largely highly concentrated and controlled by a small number of miners and producers who have had and continue to have the ability to influence the supply and demand for diamonds throughout the production phase, which market impact could materially adversely affect an investment in the Shares.

The mining of rough diamonds and the production and sale of diamonds are industries with a limited number of large participants who control a substantial amount of the market share for such diamonds. The disproportionate market control of a limited number of companies is due to historical dominance of such companies over production areas, limited access to diamond resources and, in certain cases, government authorized monopolies or near-monopolies on the diamond mining or production industries in certain diamond producing nations. Such large companies represent a sufficiently large share of the diamond supply and intermediate demand in the production cycle for diamonds that the activities of such companies may, independently or jointly, depress the appreciation of Diamond Parcel prices through, for example, price stabilization efforts and, thereby, materially adversely affect an investment in the Shares.

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The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the [EXCHANGE] and Antwerp and other major diamond markets.

The Shares may trade at, above or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the [EXCHANGE] and the major diamond markets, including Antwerp, London, Tel Aviv and Mumbai, as well as emerging markets in India and China. While the Shares will trade on the [EXCHANGE] until 4:00 p.m. New York time, liquidity in the market for diamonds will be reduced after the close of the major world diamond markets, including Antwerp, London, Tel Aviv and Mumbai, as well as emerging markets in India and China. As a result, during this time, trading spreads, and the resulting premium or discount on the Shares may widen.

Purchasing activity in the diamond markets associated with the purchase of Baskets from the Trust may cause a temporary increase in the price of Diamond Parcels. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the diamonds meeting the Required Delivery Standards for deposit into the Trust in connection with the creation of Baskets may increase the market wholesale price of Diamond Parcels, which will result in higher prices for the Shares. Increases in the wholesale price of Diamond Parcels may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of Diamond Parcels that may result from increased purchasing activity of diamonds connected with the issuance of Baskets. If the price of Diamond Parcels declines, the trading price of the Shares may also decline.

As the Sponsor and its management have a limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has sponsored a number of exchange-traded vehicles commonly known as “ETFs”, which are registered investment companies holding portfolio securities, but it has no history of past performance in managing investment vehicles holding physical assets, such as the Trust. The past performance of the Sponsor’s management of ETFs is no indication of its ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Shares and their value could decrease if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the Shares closely linked to the price of Diamond Parcels may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of Shares (which depend on timely transfers of diamonds between the Custodian and Authorized Participants) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying diamonds may be precluded from, or disinclined to, engage in such transactions. In such cases, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the wholesale price of Diamond Parcels and may fall.

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The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange withdraw from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in an investor incurring a loss on its investment.

The liquidity of the Shares may also be affected by credit risk in the diamond dealer marketplace.

The diamond market includes, apart from major companies including publicly traded companies, a large number of small- to mid-sized businesses that are diamond dealers that may heavily rely on credit to operate their business. A substantial tightening of credit markets, such as that which occurred in 2008, may result in stagnation in the diamond market among smaller diamond dealers or in the closure or bankruptcy of small- to mid-sized diamond dealer businesses. Such stagnation or large scale closure of diamond market participants also may limit the availability of Authorized Participants to acquire Diamond Parcels needed for the creation of Shares or may limit the avenues through which Authorized Participants can trade in Diamond Parcels acquired through the redemption of Shares. Following the credit crisis in 2008, the overall debt level in the diamond industry as a whole decreased by 35% from $13.0 billion to $8.5 billion; however, by 2011 the debt level recovered to nearly $14 billion, according to a De Beers estimate. In the event that Authorized Participants are unable to place creation or redemption orders, the liquidity of the Shares on the exchange will likely decrease which could adversely affect the market price of the Shares and result in an investor incurring a loss on its investment.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when the wholesale price of Diamond Parcels is lower than the price at the time when Shareholders purchased their Shares. In such a case, when the Trust’s diamonds are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the wholesale price of a Diamond Parcel were higher at the time of sale. See “Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The lack of a market for the Shares may limit the ability of Shareholders to sell their Shares.

Prior to the date of this prospectus, there has been no market for the Shares, and there can be no assurance that an active public market for the Shares will develop. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

Redemption orders for Shares are subject to postponement, suspension or rejection by the Trustee under certain circumstances.

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which the [EXCHANGE] is closed other than customary weekend or holiday closings, or trading on the [EXCHANGE] is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of diamonds is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. In addition, the Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of the Shareholder’s redemption distribution if the price of the Shares declines during the period of the delay. See the Trust’s Annual Report on Form 10-K, incorporated herein by reference. Under the Trust Indenture, the Sponsor and the Trustee disclaim any liability for any loss or damage that may result from any such suspension or postponement.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of holders of Shares.

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The Diamond Parcel Index Price may no longer be calculated or be available and there may be no substitute pricing measure for the price of Diamond Parcels, potentially resulting in a termination of the Trust.

The Trust utilizes the Diamond Parcel Index Price to value the Diamond Parcels. The Index Price Provider has no obligation to the Shareholders to continue to calculate and make available the Diamond Parcel Index Price. The Diamond Parcel Index Price may no longer be calculated or be made available by the Index Price Provider for any reason. If no substitute pricing measure for the price of Diamond Parcels is identified and approved by the Sponsor, the Trust may be required to terminate at a time that is disadvantageous for Trust Shareholders.

An investment in the Shares may be adversely affected by competition from other methods of investing in diamonds.

The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the diamond industry and other securities that may be backed by or linked to diamonds, direct investments in diamonds and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in diamonds directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Diamond Parcel Index is relatively new, and any problems experienced in connection with its calculation may adversely affect an investment in Shares.

The Index Price Provider has calculated and published its proprietary diamond price indexes since 2004, but only commenced calculation of the Diamond Parcel Index as of September 30, 2011. If the Index Provider experiences operational or technical difficulties with calculating this relatively new index, such as delays in receipt of underlying data, calculation errors or problems in publishing the Diamond Parcel Index on a timely basis, the Trust’s NAV may be negatively affected, the liquidity of the Shares may be negatively affected, the liquidity of the Shares may decline and the Share price may not accurately reflect the wholesale price of Diamond Parcels.

The price of diamonds may be affected by the sale of exchange traded vehicles tracking diamond markets.

To the extent existing or future exchange traded vehicles (ETVs) tracking diamond markets represent a significant proportion of demand for diamonds, large redemptions of the securities of these ETVs could negatively affect diamond prices, including that of Diamond Parcels, and the price and NAV of the Shares. As of the date of this prospectus, the Sponsor knows of no other US-listed ETV tracking the price of physical diamonds.

Several factors may have the effect of causing a decline in the price of diamonds, and of Diamond Parcels, and a corresponding decline in the price of Shares. Among them:

A significant increase in diamond supply hedging activity by diamond producers and jewelers. Should there be an increase in the level of hedge activity of diamond producing companies and jewelers, it could cause a decline in world diamond prices, adversely affecting the price of the Shares.

A significant increase in diamond supply . Should there be significant discoveries of mineable gem-quality diamond supplies, or if the resale and recycling of existing gem quality diamonds increases, it could cause a decline in world diamond prices, adversely affecting the price of the Shares.

A significant change in the attitude of speculators and investors towards diamonds . Should the speculative community take a negative view towards diamonds, it could cause a decline in world diamond prices, adversely affecting the price of the Shares.

A significant change in interest rate differentials . A widening of interest rate differentials between the cost of money and the cost of diamonds could negatively affect the price of diamonds which, in turn, could adversely affect the price of the Shares.

The Trust’s diamonds may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s diamonds could be lost, damaged or stolen. Physical access to the Trust’s diamonds could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust’s lack of insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor and the Custodian exposes the Trust and its Shareholders to the risk of loss of the Trust’s diamonds for which no person is liable.

The Trust will not insure its diamonds. The Custodian will maintain insurance with regard to its business on such terms and conditions as it considers appropriate in connection with its custodial obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the diamonds held by the Custodian on behalf of the Trust. Further, Shareholders’ recourse against the Trust, the Trustee and the Sponsor, under New York law, and the Custodian, under Belgian law, is limited. Consequently, a loss may be suffered with respect to the Trust’s diamonds which is not covered by insurance and for which no person is liable in damages.

The Custodian’s limited liability under the Custody Agreements and Belgian law may impair the ability of the Trust to recover losses concerning its diamonds and any recovery may be limited, even in the event of fraud, to the market value of the diamonds at the time the fraud is discovered.

The liability of the Custodian is limited under the Custody Agreements. Under the agreement between the Trustee and the Custodian which established the Trust Custody Account (Trust Custody Account Agreement) and the agreements between the Trustee, the Custodian and each Authorized Participant (AP Joint Balance Account

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Agreement), the Custodian is only liable for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited to (i) the restoration to the Trust, in number and Subcategory, of any diamonds lost or damaged; (ii) the correction of any incorrect creation or redemption deliveries by restoration or correction of the assets of the Trust to holdings of number and Subcategory of diamonds as if the creation or redemption order were settled correctly; or (iii) if the Custodian cannot, using commercially reasonable efforts, restore the Trust pursuant to (i) or (ii), the market value based on the Diamond Parcel Index Price (or the input prices for each Subcategory of diamond pursuant to the methodology for the Diamond Parcel Index Price) of the subject diamonds at the time the Custodian communicates to the Trustee its inability to make the Trust whole. To the extent the Custodian is unable to make the Trust whole by delivery of diamonds, the receivable payable to the Trust will not track any subsequent changes in the Diamond Parcel Index Price prior to the Trust’s ability to obtain replacement diamonds.

Under each Authorized Participant Custody Account Agreement (between the Custodian and an Authorized Participant), the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the balance in the Authorized Participant Custody Account at the time such gross negligence, fraud or willful default is discovered by the Custodian. In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements or the Authorized Participant Custody Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Trustee or the investor, under Belgian law, is limited. Furthermore, under Belgian common law, the Custodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

The obligations of the Custodian are governed by Belgian law, which may impair the Trust’s ability to seek legal redress against the Custodian concerning its diamonds.

The obligations of the Custodian under the Custody Agreements and Sponsor Custody Account Agreement are, and the Authorized Participant Custody Account Agreements may be, governed by Belgian law. The Trust is a New York common law trust. Any United States, New York or other court situated in the United States may have difficulty interpreting Belgian law (which, insofar as it relates to custody arrangements, is largely derived from statute rather than court rulings) or the customs and practices in the Antwerp diamond custody market. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

The Trust may not have adequate sources of recovery if its diamonds are lost, damaged, stolen or destroyed.

If the Trust’s diamonds are lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Shareholders and Authorized Participants lack the right under the Trust Custody Account Agreement to assert claims directly against the Custodian.

Neither the Shareholders nor any Authorized Participant will have a right under the Trust Custody Account Agreement to assert a claim of the Trustee against the Custodian. Claims under the Trust Custody Account Agreement may only be asserted by the Trustee on behalf of the Trust.

Diamonds delivered to the Trust in Diamond Parcels in connection with the creation of a Basket may not meet the Required Delivery Standards and, if a Basket is issued against such non-conforming diamonds, the Trust may suffer a loss.

The Trustee does not independently confirm the specifications of the diamonds contained in a Diamond Parcel and delivered to the Trust in connection with the creation of a Basket. Prior to the time a diamond is deposited with the Custodian in fulfillment of a creation order, an independent qualified gemologist will inspect the diamond to verify that the physical characteristics of the diamond comply with the Required Delivery Standards by matching the GIA Certification to the accompanying diamond.

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Neither the Trustee nor the Sponsor controls or approves the hiring or engagement of or the confirmations made by such gemologist. A diamond transferred by an Authorized Participant to the Custodian may be different from the specification set forth in the accompanying GIA Certification that establishes that such diamond meets the physical characteristics set forth by the Trust in the Required Delivery Standards. The independent qualified gemologist engaged to inspect the diamonds and their accompanying GIA Certifications may incorrectly match a diamond to a GIA Certification. If the Trustee nevertheless issues a Basket against such diamond(s), the Trust may suffer a loss. The Required Delivery Standards are described in “Operation of the Diamond Market.”

In issuing Baskets, the Trustee will rely on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for Diamond Parcels containing diamonds having an aggregate number which is more or less than the number of diamonds or Subcategory composition different than the Diamond Ratio which is required to be deposited with the Trust.

The Custodian’s definitive records of the Trust assets are prepared after the close of its business day; however, when issuing Baskets, the Trustee will rely on information reporting the number and Subcategories of diamonds credited to the Trust’s accounts which it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the number of diamonds actually received by the Trust may be more or less than the number required to be deposited for the issuance of Baskets or the ratio of diamond Subcategories received by the Trust may not equal the Diamond Ratio. If the number or Subcategory composition of diamonds received by the Trust is incorrect, the Custodian shall be responsible for correcting such errors in the holdings of the Trust. Until such time as the Custodian corrects such errors in the holdings of the Trust, the Trust may be negatively affected by holding diamonds in a proportion other than the Diamond Ratio.

The sale or delivery of the Trust’s diamonds to pay expenses not assumed or advanced by the Sponsor at a time of low prices of diamonds could adversely affect the value of the Shares.

The Trustee will arrange to sell or deliver diamonds held by the Trust to pay Trust expenses not assumed or advanced by the Sponsor on an as-needed basis irrespective of then-current diamonds prices. Typically, this will be done by the transfer of one or more whole Diamond Parcels to the Sponsor, who will have advanced the payment of the Trust’s expenses until such time as the amount owed to the Sponsor equals the value of one or more whole Diamond Parcels that may be delivered to the Sponsor in satisfaction of such advances and the then-due Sponsor’s Fee. The Trust is not actively managed and no attempt will be made to transfer, buy or sell diamonds to protect against or to take advantage of fluctuations in the price of Diamond Parcels. Consequently, the Trust’s diamonds may be transferred or sold at a time when the price of Diamond Parcels is low, resulting in a negative effect on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Trustee under the Trust Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. That means the Sponsor or the Trustee may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

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USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets, including the Seed Baskets and the Shares (which are described on the front page of this prospectus), will consist only of Diamond Parcel deposits. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets, (3) delivered to pay the Sponsor’s Fee and Trust expenses advanced by the Sponsor or (4) sold or delivered as needed to pay the Trust’s expenses not assumed or advanced by the Sponsor.

OVERVIEW OF THE DIAMOND INDUSTRY

Introduction

This section provides a brief introduction to the global diamond industry by looking at some of the key participants, detailing the primary sources of demand and supply and outlining the role of the major supplier sector (e.g., De Beers sa, parent of the De Beers Family of Companies) in the market.

Natural diamonds are carbon crystals that form deep within the mantle of the earth when carbon is exposed to extreme pressure and high temperatures. Diamonds, along with large quantities of magma, are ejected to the surface of the earth by explosive volcanic eruptions, forming rock formations known as kimberlite or lamproite pipes. Kimberlite and lamproite pipes are known as primary diamond sources. Secondary diamond sources known as alluvial deposits are deposits of diamonds that have been removed from kimberlite or lamproite pipes by natural erosion and eventually settled in riverbeds, along shorelines, in glaciers or on the ocean floor.

Kimberlite pipes, which extend as deep as two kilometers, currently are found in Southern Africa, Russia and Canada. Lamproite pipes are shallower and rarer, with diamond-bearing lamproite pipes only currently mined in Western Australia.

Diamonds held by the Trust are mined, cut and polished physical diamonds that meet the specifications set forth in the Required Delivery Standards for the relevant diamond Subcategories.

Market Participants

The participants in the global diamond markets may be classified in the following sectors: the mining sector, the manufacturing sector, and the jewelry sector. A brief description of each sector follows.

Mining Sector

This group includes mining companies that specialize in mining rough diamonds.

Rough diamonds are presently mined in some 25 countries around the world from underground, open-cast and offshore operations. Global natural rough diamond production for 2011 totaled 124 million carats with nearly 83% of production, in value terms, coming from Botswana, Russia, Canada, South Africa and Angola, according to the Kimberley Process (KP) Annual Report.

There exist markets for both uncut and unpolished rough diamonds and those cut and polished diamonds that are suitable for use in jewelry or for industrial purposes. In a typical year, approximately one-half of rough diamond production by volume consists of gem and near gem quality diamonds fit for setting in jewelry, though such diamonds represent roughly 95 percent of the value of production. Diamonds held by the Trust are mined, cut and polished gem-quality diamonds that meet the specifications set forth in the Required Delivery Standards for the relevant diamond Subcategories.

Rough diamonds are not a homogenous product and are classified in terms of size, clarity and model (i.e., shape). These characteristics are the main determinants of a rough diamond’s price and are used to classify them as gem, near gem and industrial. The principal determinant of this categorization is clarity. Typically, gem and near gem quality diamonds are used in jewelry, whereas industrial quality diamonds are used principally for cutting, grinding and drilling purposes in a variety of industries, such as the dental and construction industries.

The rough diamond market is highly concentrated, with the top four corporate producers (diamond miners De Beers and Alrosa and global diversified mining companies BHP Billiton and Rio Tinto) controlling just under 80 percent of the market, according to IDEX Online, S.A. (“IDEX”). Although De Beers’ market share has decreased to approximately 38 percent over recent years, it is still the world’s largest producer of diamonds by value and continues to exercise significant influence over the market with its production and pricing decisions. De Beers’ mines at Jwaneng and Orapa in Botswana and Venetia in South Africa together produced approximately 80 percent of De Beers’ diamonds in 2011, according to IDEX.

Russian state-owned diamond miner Alrosa is the world’s second largest diamond producer by value, estimated to have produced 20 percent of world production by value in 2011, according to the company and IDEX estimates.

Although the Diamond Trading Company, the rough diamond selling subsidiary of De Beers, sets the price of the rough diamonds it sells, the rising trend of diamond tenders, adopted by BHP Billiton, Trans Hex and even De Beers (through its subsidiary Diamdel), leaves some price setting to buyers, who tend to push prices upwards when demand is high, and downwards when demand falls.

In recent years, the diamond industry has experienced a declining reserve base and decreasing yields. Limited discoveries of new major Kimberlite pipes together with decreased exploration expenditures have compounded medium-term supply uncertainties. The growth prospects of new capacity coming online are largely located in emerging mining areas in Canada and on the African continent such as the Democratic Republic of Congo, Angola or the Central African Republic. With few if any new mines, the global diamond industry is facing an increasing shortage of natural diamonds.

It takes some ten years from the discovery of a new resource to commercial production from a diamond mine. This means that if a new pipe is found today, it would not be until at least 2023 before its production would be made available to the market.

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At the same time, all major diamond mines are facing steady or declining production in the next five- to ten- year period. Those include all of the diamond mines of De Beers, BHP Billiton, and Harry Winston, as well as those of mid-size miners, such as Gem Diamonds and Petra. Global diamond production is not expected to increase in the next ten years, with annual production estimated at 120-130 million carats of gem and industrial grade diamonds. This is a large decline from the 162-168 million carats mined in 2007 and 2006, and much less than the 176+ million carats per year mined prior to that, according to IDEX.

In terms of carats produced, only about 7 percent of world production, in all qualities, including industrial, are of rough diamonds larger than two carats. As a general rule, at least half of the material is lost in the polishing process (i.e., a 50 percent yield), which means that a 2 carat rough diamond would ultimately yield close to a 1 carat polished diamond, according to an IDEX estimate.

Manufacturing Sector

Diamond polishers (referred to as “manufacturers”) purchase rough mined diamonds from different sources and then polish the rough into polished diamonds that are destined to be set in jewelry. Rough supply can come from large miners such as De Beers' Diamond Trading Company, Alrosa, and BHP Billiton, from suppliers importing rough diamonds from a wide range of smaller miners and from traders that specialize in rough.

The Diamond Trading Company sorts its rough diamonds into approximately 15,000 categories, and then sells bulk lots or “Boxes” to a limited number of clients, known as “Sightholders,” who are the world’s leading diamantaires, carefully selected for their ability to market and add value to diamonds. The Sightholders typically sign a three-year supply contract with the Diamond Trading Company. Other major producers, such as Alrosa and Rio Tinto, are pursuing a similar business model, distributing the majority of their diamonds to a select group of core customers.

Most Sightholder purchases and sales are made in London, England and Gaborone, Botswana, but many of the Sightholders are based in or are otherwise tied to Antwerp, where approximately 80 percent of rough diamond sales by volume are made. Once purchased by manufacturers, rough diamonds are distributed to manufacturing centers worldwide to be cut and polished in preparation for sale as polished diamonds. The cutting and polishing of rough diamonds is a specialized skill that is concentrated in a limited number of locations worldwide. The main diamond cutting centers are in Antwerp, Mumbai, China, Thailand and New York. India is the leading manufacturing center, employing more than 750,000 skilled workers, according to an IDEX estimate.

The diamond polishing centers in India, China and Thailand handle the full range of diamonds. However, the larger and more valuable diamonds are more likely to be handled in Antwerp, Tel Aviv or New York City. The expansion of the industry in India and China, employing low cost labor, has allowed many more smaller diamonds and near-gem quality goods to be polished than was previously economically feasible.

The diamond manufacturing sector operates under low, mainly single-digit margins and is highly dependent on bank financing. In India, banks are required to set a certain percentage of their credit facilities towards exports to encourage the country's manufacturing sectors. This financing is subsidized, giving India's diamond polishers an edge over diamond manufacturers in other countries.

Jewelry Sector

Polished diamonds are distributed to jewelry manufacturers, jewelry retailers and jewelry wholesalers. Antwerp, Mumbai and Tel Aviv are the main polished diamond trading centers, with New York and Hong Kong serving as the entry gates to the main consuming markets, the United States and China, respectively.

Global retail sales of diamond jewelry amounted to nearly $71 billion in 2011, according to Tacy Ltd., a consulting firm for the diamond industry. Of this total, an estimated 38 percent was sold in the United States, 12 percent in India, 11 percent in China, 8 percent in Japan and 7 percent in the Arab Gulf. Exceptional stones – white diamonds weighing more than 10 carats and fancy color diamonds – are sold predominantly through private client suppliers. A small portion, estimated by IDEX to be about 8 percent of total annual sales, is sold by auction houses. The world’s two most significant auction houses for diamonds are Christie’s and Sotheby’s, and some dealers look at the auction houses as price setters in determining per-carat values of these special diamonds.

The vast majority of diamonds are sold on the low- to mid-end retail market, largely in the U.S. and Asia. A much smaller quantity of top quality diamonds is entering the high-end jewelry market. There is no dominant diamond jewelry brand globally: Chow Tai Fook Jewellery, which operates mainly in China and Hong Kong, and Signet, which operates under a number of brand names in the U.S. and UK, are the largest diamond jewelry retailers by value, with total sales in 2011 of $7.8 billion and $3.8 billion, respectively. Zale is the largest North American diamond jewelry retailer, with $377.3 million in sales in 2011. Until recently, Wal-Mart was the largest seller of diamond jewelry in the U.S. with an estimated $2.8 billion in 2011. Tiffany accounts for 19 percent of branded high-end jewelry sales followed by Cartier with 11 percent.

A recent industry trend is the producer-driven cooperation and vertical integration of producers and retailers to market diamonds under a joint brand. One example of this trend is De Beers Diamond jewels (a joint venture between De Beers and LVMH). Another example is Aber Diamond mining company, which purchased jeweler Harry Winston and adopted the Harry Winston name also for its global diamond operation. Jeweler Graff, already invested in rough diamond buying and polishing, is also a major shareholder of Gem Diamonds, mostly known for mining 100+ carat diamonds in Lesotho. Many other, albeit less expansive integrations exist. They typically range from rough buying (without owning a diamond mine) to retailing. One such company is the Indian firm Gitanjali, which buys rough diamonds, polishes them, manufactures diamond-set and gold jewelry and owns several retail chains in India, the U.S. and other countries.

Other Diamond Market Segments

Synthetic Diamonds

Synthetic or lab-made diamonds, those artificially-made diamonds which have identical chemical properties to natural diamonds, make up a small portion of global gem diamond supply. Synthetic diamonds have historically been industrial-grade, but synthetic diamond producers now have the technological capabilities to produce diamonds with high enough quality to potentially penetrate the gem diamond market, carefully selecting the distribution channels in this high-prestige market. This technological progress may influence the gem diamond market for small stones in the next decade, but it appears unlikely to have an impact on the market especially for larger stones as it is technically possible and cost effective to distinguish between synthetic and natural diamonds.

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The Trust holds only one carat diamonds that are natural mined stones of gem quality meeting the Required Delivery Standards for the relevant diamond Subcategories. The Trust will not hold synthetic diamonds.

Lonsdaleite

Diamond-like crystalline stones created by the impact of graphite-containing meteorites can result in the creation of Lonsdaleite. The recently reported discovery at the Popigai crater in Siberia, Russia has been incorrectly labeled as a diamond discovery in popular media. Lonsdaleite has a crystal structure with a different molecular arrangement than diamonds. The Trust holds only one carat diamonds that are natural mined stones of gem quality meeting the Required Delivery Standards for the relevant diamond Subcategories. The Trust will not hold lonsdaleite.

Recycled Diamonds

Although the global diamond sector is often viewed as a one-way movement of diamonds (i.e., from mines to consumers), the largest depository of gem-quality diamonds actually exists continuously in the public. Since diamonds are a potential source of high value, consumers who have financial difficulties sometimes decide to sell their diamonds to jewelry stores or pawn shops to help pay debts. These diamonds are known as recycled diamonds, as they are re-sold to consumers.

After the 2008 economic fallout, the trickle of recycled diamonds entering the market became a flood as many consumers, facing growing debts, sold their diamond jewelry. Today the trade in recycled diamonds is estimated by Tacy Ltd. at $1 billion annually, making it a major source of polished diamonds. The Trust may hold recycled diamonds if they are natural mined stones of gem quality meeting all of the Required Delivery Standards for the relevant diamond Subcategories.

Treated Diamonds

Treated diamonds are diamonds that have been subject to a process that improves their color or clarity for the purpose of increasing their value. Common treatments include High-Pressure High-Temperature (HPHT), which improves or changes a diamond’s color, laser drilling to remove inclusions, or fracture filling. Treatments must be disclosed to buyers because they affect the diamond’s value. The Trust will not hold treated diamonds.

The Investment Sector

A limited investment sector exists consisting of private individuals and investment funds seeking to invest directly in physical diamonds. One of the current funds launched for which publicly available information exists is Diamond Circle Capital Fund, a closed-end fund traded on the London Stock Exchange. Another example is KPR Capital Diamond Fund, a privately offered fund. A third example is a Diamond investment fund proposed by Harry Winston Diamond Corporation, a leading Canadian and U.S.-listed diamond mining and retailing company, and Diamond Asset Advisors AG (DAA). Certain producers, retailers, diamond traders and even former auction house employees have also investigated launching private funds intended to purchase and hold diamond inventory, according to IDEX. As a result of opacity of the private funds and private investment market for diamonds, it is difficult to estimate the current size of the investment sector of the current status of existing and proposed private funds.

Currently, the Sponsor is unaware of any existing U.S.-based ETV investing in physical diamonds, although U.S.-based GemShares has announced plans to launch a physically backed diamond ETV at some point in the future. ETF issuer PureFunds recently launched an ETF that holds shares of companies operating exclusively in the diamond/gemstone industry, but as an ETF, it does not hold physical diamonds.

World Diamond Supply and Demand

The value of the worldwide retail market for diamond jewelry was $71 billion for 2011. Diamond retail demand is expected to grow by approximately three percent annually to reach $90 billion in 2015.

Global consumer demand for diamond jewelry is shifting. In the past, more than half of global diamond jewelry consumption occurred in the U.S. Today consumers from emerging and related high growth economies are buying diamond jewelry in increasing levels. In 2010, the U.S. represented a market share of only 38%, buying $6.9 billion worth of diamonds (the value of the diamonds set in diamond jewelry in retail prices), according to Tacy Ltd. In contrast, by 2015, China and India, together with Hong Kong, Taiwan and the Gulf countries are expected to consume about 40% of the global diamond jewelry, rising from the current 31% market share, based on a De Beers Research prediction. The forecasted rise in consumer demand, taking place when supply will be steady at best and more likely declining, is expected to provide the backdrop to rising diamond prices in the consumer markets.

At the upper end of the diamond market, demand is largely driven by high net worth individuals looking for investment and exceptional jewelry. The number of high net-worth individuals is growing at significantly higher rates than GDP growth worldwide and has been particularly pronounced in the emerging economies such as Asia, the Middle East and Russia. This increasing number of high net-worth individuals reflecting the creation of personal wealth is one of the major catalysts of growth in demand for large high-value diamonds.

Demand growth is expected to be in line with GDP growth over the medium to long-term, while supply is expected to remain static over the same period, partly due to the lack of significant exploration discoveries in the past decade. While several new diamond mines are expected to come on stream in the near future, they are expected to only partly replace some of the decreased yield of the major diamond mines, which are gradually reaching the end of the mine-life and are experiencing significant cost inflation.

Rough diamond supply is constrained by relatively high barriers to entry in the diamond mining industry, such as high exploration costs, the existence of few economically viable discoveries, and the long lead time for mine development. Total time lag for the development of a new diamond mine can take well beyond a decade, as successful exploration for a major diamond deposit can take years while generally the development of a discovered kimberlite pipe generally takes around six to eight years to bring it into production. This is the reason that only one or two major kimberlite pipes tend to come into production each decade.

Some of the world's largest open pit diamond mines are switching to underground mining to maximize production from these mines. They include, for example, Rio Tinto’s Argyle mine in Australia and certain diamond mines in Russia. However, underground mining is typically considerably more costly than open-pit operations.

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Historical Diamond Prices

The wholesale prices of diamonds have experienced volatility during certain periods over the last decade and similar fluctuations going forward, should they occur, would be expected to have a direct impact on the value of the Shares. Nevertheless, despite these periods of volatility, the diamond market has been less prone to the cyclical price fluctuations typical of many commodities, due both to its fairly steady retail demand and the strong market position of major market participants. Movements in the wholesale and retail prices of diamonds in the past are not a reliable indicator of future movements. Price variation may be influenced by various factors, including (i) general economic influences on jewelry demand, (ii) production and cost levels in major diamond producing regions, (iii) activities of major diamond producers, and (iv) global or regional political, economic or financial events.

Since 2003, there has been a significant increase in diamond prices due to, among other things, increased consumer spending in the United States and Asia, targeted marketing of diamond jewelry and accelerating shortage of high-quality rough diamond supplies. In contrast to the market in 1998, when De Beers’ actively employed stockpile of rough diamonds stood close to $8 billion, it has since effectively been reduced dramatically, to a working stock level of around $1 billion by the end of 2007, where it remains about the same today.

The IDEX Online Polished Diamond Prices Index (the “Broad Diamond Index”) was introduced on July 1, 2004 by IDEX Online to provide market participants with an objective wholesale pricing source for a wide array of diamond types across a broad spectrum of diamond characteristics. The Broad Diamond Index is derived in real-time from actual asking wholesale prices of the global diamond industry, objectively reflecting price trends as they happen. The Broad Diamond Index differs from the Diamond Parcel Index, used by the Trust, which is more narrowly focused on the more liquid, high quality segment of the wholesale diamond market. Nevertheless, the Broad Diamond Index does provide some insight into industry pricing trends. Below is a line graph showing the performance (from inception in July 2004 through December 2012) of the Broad Diamond Index. Since its inception, the Broad Diamond Index rose by approximately 34.7% through December 31, 2012.

During the mid-2004 to early 2008 period, diamond prices, as represented by the Broad Diamond Index, increased moderately, backed by continuously rising rough diamond prices and an improved global economy. In 2008, prices started to escalate in a delayed response to the rising equity markets. They reached a record high in June of that year, with the Broad Diamond Index eventually peaking in August at 128.91. Following the global financial crash, diamond prices rolled back to mid-2005 levels, reaching a low of 108.56 in September 2009.

The 2009 holiday season was far better than the industry expected, and prices of polished diamonds generally have been on the rise since that time. In response to the recession, diamond manufacturers streamlined their operations, sold old stock, took advantage of the low rough prices and started purchasing rough diamonds at increased levels. This led to quickly rising rough diamond prices that started to pressure manufacturers to increase the price of polished diamonds. This momentum has more or less continued until today, fueled, as mentioned above, by large and growing demand from the Chinese and Indian consumer markets and a recovering U.S. market.

In July 2011, polished diamond prices broke records after bottoming out in September 2009. For the annual period ended July 31, 2011, polished diamond prices rose by approximately 25%, according to the Broad Diamond Index. This was the largest such price increase since pre-crisis June 2008, when prices shot up by 14.5% year-over-year. Further, prices rose almost every month from the last quarter of 2009 through August 2011. In the first half of 2011, unprecedented demand from China and India, mostly as a result of new jewelry store openings (China) and a shift from gold jewelry to diamond jewelry (India), resulted in a sharp increase in price. Once demand subsided, prices softened and then stabilized, a process that continued through June 2012. In the last half of 2012, overall prices softened, with a brief rise during the December holiday season.

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The Diamond Parcel Index Price

The Trust has selected its Required Delivery Standards for each diamond Subcategory and established the Diamond Ratio present in Diamond Parcels to present a fungible investment option in physical diamonds with sufficient current market liquidity for investment purposes. The Trust has chosen to use the Diamond Parcel Index to value its physical diamonds because it tracks the wholesale value of a Diamond Parcel rather than the value of individual diamonds that are the components of a Diamond Parcel.

In order to reflect the demographic characteristic differentiation among round, one carat, gem quality diamonds in the market supply of polished diamonds, the Index Provider, when establishing the Diamond Parcel Index, set forth specifications for [__________] subcategories of diamonds with characteristic variations reflective of the variations in the market supply thereof (“Subcategories”). The Trust’s diamonds are valued per Diamond Parcel using the Diamond Parcel Index.

The following chart illustrates the movements in the Index Price of a Diamond Parcel in US dollars for the period from September 30, 2011 (the commencement date of the Index) through January 3, 2013:

Diamond Parcel Index Price Chart

IDEX® 1 CARAT DIAMOND INDEX

1050
1000
950
900
850
800
750
Index Value (9/30/11=1000)
Sep-11
Oct-11
Nov-11
Dec-11
Jan-12
Feb-12
Mar-12
Apr-12
May-12
Jun-12
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12

Source: IDEX®, IndexIQ

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OPERATION OF THE DIAMOND MARKET

GIA Certification Process

Many diamonds, and all diamonds held by the Trust, are certified by the Gemological Institute of America (GIA), an independent laboratory and non-profit organization. In order to obtain a Gemological Institute of America Certificate (GIA Certification), a diamond is evaluated at a GIA laboratory. A laboratory certification is not an appraisal. An appraisal seeks to establish the value of an item, mainly for insurance purposes. A GIA diamond certificate does not evaluate a diamond's market value, only its characteristics and quality. GIA’s certification methodologies are considered industry standard. Each diamond certificate issued by GIA is uniquely numbered and corresponds to one individual diamond. From that point forward, the diamond and its GIA certificate (laminated to prevent tampering or damage) usually will travel together from seller to buyer. See also the section entitled “The Index Price Provider—Index Overview.”

The Trust accepts physical diamonds accompanied by GIA Certifications. Each diamond accepted in a Creation Basket Deposit will be paired with its GIA Certification to ensure compliance with the required Subcategories of diamonds comprising a Diamond Parcel. The Trust will hold Diamond Parcels, each of which contains diamonds in [___] Subcategories that are distinguished based on the following characteristic ranges:

Chart Showing the [___] Subcategories of Diamonds Comprising a Diamond Parcel

[To be provided by Amendment]

Conflict Diamonds, Market Oversight and the Kimberley Process

The term “conflict diamonds” refers to rough diamonds used in the past by rebel movements to finance their military activities, including attempts to overthrow legitimate governments. Initially, the term was particularly associated with diamonds originating from Sierra Leone, Angola and the Democratic Republic of Congo, which diamonds had been used to finance civil wars and a series of atrocities against civilians.

Trade in diamonds for conflict-related purposes led to the establishment of the Kimberley Process (KP). Endorsed by the United Nations, KP is a series of regulations that tracks, oversees and limits trade in rough diamonds. The system tracks diamonds from mining countries to manufacturing and limits diamond trade to KP-member countries. As a result, diamonds have become one of the most regulated commodities in the world, formalized with the signing of the Kimberley Process Certification Scheme (KPCS) in 2002 and subsequent enabling legislative measures in seventy signatory countries. Governments are required to implement strict import/export control regimes and to adopt rigid control systems governing the diamond industry.

The KPCS tracks rough diamonds as they cross international borders. Rough diamonds first receive a KP certificate from customs when they are exported from a producing country where the diamonds are mined. Each time a parcel of rough diamonds is imported into a new country, custom authorities ensure the existence and authenticity of the KP certificate. If rough diamonds are exported again, they receive a new certificate issued by the exporting country. This process continues until the rough diamonds are polished, at which point the System of Warranties ensures traders, retailers and consumers that the polished diamonds they are buying are sourced from KP compliant rough.

The System of Warranties extends the KP conflict-free assurance from rough diamonds to polished diamonds. The principal element of the System of Warranties is a declaration on the invoice accompanying every transaction (apart from the transaction directly to the consumer) of polished diamonds that declares the diamonds are ‘not involved in funding conflict and are in compliance with United Nations resolutions.’

While at the height of the civil wars in West and Central Africa in the mid-1990s the percentage of conflict diamonds is thought to have been 4 to 15 percent, the share of conflict diamonds has fallen to considerably less than

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0.2 percent of overall rough diamond production. The 49 current participants in the Kimberley Process represent 75 countries and control 99.8 percent of the total diamond supply.

The World Diamond Council was established in July 2000 by a resolution passed at the World Diamond Congress in Antwerp, Belgium, by the World Federation of Diamond Bourses and the International Diamond Manufacturers Association. The World Diamond Council lobbied both governments and the United Nations to create a system that would prevent diamonds from conflict areas from entering the legitimate trade. On December 1, 2001, the UN General Assembly unanimously approved a commitment to a certification scheme that would eliminate conflict diamonds and institute sanctions against transgressors. Later the U.S. Congress passed the Clean Diamonds Trade Act by an overwhelming majority, and similar legislation was passed in every country that ultimately joined the KPCS, which formally launched on January 1, 2003. As a non-government body, World Diamond Council is an observer in the KP forum, but it continues to play a role in its activities and deliberations. This included the creation of the “peer review” system, which ensures the credibility of the KPCS. In the years since it was created in 2003, World Diamond Council has participated in large number of review visits to KP member countries.

All diamonds held by the Trust will be natural, mined diamonds. Pursuant to the Authorized Participant Agreements, each Authorized Participant will be responsible for acquiring diamonds sourced from suppliers who confirm that they are participants in the Kimberley Process (i.e., other than a conflict) program.

Not A Regulated Commodity Pool

The Trust will not hold or trade in derivative instruments tracking the price of diamonds or the performance of the diamond industry on any futures exchange or over the counter. The Trust will take delivery of physical Diamond Parcels comprised of diamonds that meet the Required Delivery Standards. Because the Trust will not trade in derivative instruments tracking the price of diamonds or the diamond industry performance, the Trust will not be regulated by the CFTC under the CEA as a “commodity pool,” and will not be operated by a CFTC-regulated commodity pool operator. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The Trust holds only physical diamonds. The activities of the Trust will be limited to (1) issuing Baskets in exchange for Diamond Parcels deposited with the Custodian as consideration, (2) delivering diamonds as necessary to cover the Sponsor’s Fee and Trust expenses advanced by the Sponsor and selling diamonds as necessary to pay Trust expenses not assumed or advanced by the Sponsor and other liabilities and (3) delivering diamonds in exchange for Baskets surrendered for redemption or at termination. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of Diamond Parcels.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of Diamond Parcels, less the Trust’s expenses. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an outright investment in Diamond Parcels. A direct investment in physical diamonds requires expensive and sometimes complicated arrangements in connection with the certification, transportation, storage or custody and insurance of the diamonds. Although the Shares will not offer the exact equivalent of an investor directly possessing Diamond Parcels, they provide investors with an alternative that allows a similar level of participation in the diamond markets through the securities market. Despite these advantages, investing through the Trust does impose an added layer of fees, expenses, and risks that would not necessarily apply in the case of a direct investment in diamonds.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in the physical diamond markets through an investment in securities. The logistics of storing physical diamonds are handled by the Custodian and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-efficient means, with minimal credit risk, of gaining investment benefits similar to those of holding Diamond Parcels. The Shares offer an investment that is:

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•	Easily Accessible and Relatively Cost Efficient. Investors can access the physical diamond markets through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use diamonds by using the Shares instead of using the traditional means of purchasing, trading, holding and storing diamonds and, for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical diamonds.
•	Exchange Traded and Transparent. The Shares may be bought and sold on the [EXCHANGE] like any other exchange-listed securities, and the Shares regularly trade until 4:00 p.m. New York time. This provides investors with an efficient means to implement various investment strategies. Furthermore, the value of the Trust’s holdings will be reported on the Trust’s website daily.
•	Expenses. The Sponsor’s Fee associated with the Trust and the Sponsor’s assumption of most regular expenses of the Trust are competitive factors that may influence an investor’s decision to purchase Shares.

Although the Sponsor believes that an investment in the Trust provides certain advantages, as set forth above, relative to an investor’s direct investment in diamonds, investing through the Trust does impose an added layer of fees, expenses, and risks that would not necessarily apply in the case of a direct investment in diamonds.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of the wholesale price of Diamond Parcels as measured by the Diamond Parcel Index, less the expenses of the Trust, the Shares may trade in the secondary market on the [EXCHANGE] at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the [EXCHANGE] and the locations of the major diamond markets in [London and Antwerp]. While the Shares will trade on the [EXCHANGE] until 4:00 p.m. New York time, liquidity in the global diamond markets will be reduced after the close of various overseas diamond markets. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be equal to the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian’s expenses under the Trust Custody Account Agreement, Exchange listing fees, SEC and FINRA registration fees, printing and mailing costs, audit fees, other related costs and up to $[___,000] per annum in legal expenses. The Sponsor has agreed to advance payment on Trust expenses not assumed by the Sponsor, which advances shall be repaid to the Sponsor by delivery of diamonds together with the transfer of diamonds in satisfaction of the Sponsor’s Fee. Examples of Trust expenses not assumed by the Sponsor include costs relating to litigation and other extraordinary expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC and FINRA registration fees.

The Sponsor’s Fee will accrue daily at an annualized rate equal to [____]% of the ANAV of the Trust and will be payable monthly in arrears in diamonds; provided, however, that the Trust shall not deliver diamonds

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for such purpose unless and until the amount to be transferred in satisfaction of the Sponsor’s Fee and any Trust expenses advanced by the Sponsor exceeds the value of a Diamond Parcel, or the minimum number of whole diamonds that may be delivered such that, after the delivery, the Trust holds diamonds in the Diamond Ratio. The Sponsor shall not earn interest on any Sponsor’s Fee or advanced Trust expenses prior to payment of such liabilities. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.

The Sponsor’s Fee, together with any Trust expenses advanced by the Sponsor, shall be paid by delivery of diamonds to the Sponsor Custody Account maintained by the Custodian for the Sponsor, on a monthly basis, usually on the first business day of the month in respect of fees payable for the prior month. However, if the amount of the Sponsor’s Fee and Trust expenses advanced by the Sponsor does not exceed the value of the minimum number of whole diamonds that may be delivered such that, after the delivery, the Trust holds diamonds in the Diamond Ratio, the Sponsor’s Fee shall be paid on the next business day on which the amount payable to the Sponsor for such purposes exceeds the value of the minimum number of whole diamonds that may be delivered such that, after the delivery, the Trust holds diamonds in the Diamond Ratio. The daily accrual of the Sponsor’s Fee shall, for each prior month, be calculated at the current Diamond Parcel Index Price. Unpaid Sponsor’s Fees and Trust expenses advanced by the Sponsor shall not accrue interest.

The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell diamonds in such quantity and at such times as may be necessary to permit payment in cash of Trust expenses not assumed or advanced by the Sponsor; provided, however, that any such sale may only be of one or more whole Diamond Parcels, or the minimum number of whole diamonds that may be sold such that, after the sale, the Trust holds diamonds in the Diamond Ratio. Where such sale is not possible in a whole Diamond Parcel or such that, after the sale, the Trust holds diamonds in the Diamond Ratio, the Sponsor shall advance payment of Trust expenses it has not otherwise assumed. The Trustee will endeavor to sell diamonds at such times and in the fewest number required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than diamonds (i.e., cash). Accordingly, the number of diamonds to be sold may vary from time to time depending on the level of the Trust’s expenses and the Diamond Parcel Index Price. The Custodian may purchase from the Trust, at the request of the Trustee, diamonds needed to cover Trust expenses not assumed or advanced by the Sponsor at the price used by the Trustee to determine the value of the diamonds held by the Trust on the date of the sale.

Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest. Each delivery or sale of diamonds by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Impact of Trust Expenses on the Trust’s NAV

The Trust will deliver diamonds to the Sponsor Custody Account to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses, and sell or deliver diamonds to raise the funds needed for the payment of all Trust expenses not assumed or advanced by the Sponsor. Such deliveries or sales may only be of one or more whole Diamond Parcels or in the minimum number of whole diamonds that may be delivered such that, after the delivery, the Trust holds diamonds in the Diamond Ratio. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust will not engage in any activity designed to derive a profit from changes in the Diamond Parcel Index Price. Diamonds not needed to redeem Baskets, or to cover the Sponsor’s Fee, any amounts advanced by the Sponsor to pay Trust expenses or Trust expenses not assumed or advanced by the Sponsor, will be held in physical form by the Custodian. As a result of the recurring deliveries of diamonds necessary to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses in-kind and potential sales of diamonds to pay in cash the Trust expenses not assumed or advanced by the Sponsor, the NAV of the Trust and, correspondingly, the fractional amount of physical diamonds represented by each Share will decrease over the life of the Trust. New deposits of Diamond Parcels, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the deliveries and sales of diamonds discussed above on the fractional number of diamonds represented by each outstanding Share for three

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years. It assumes that the only dispositions of diamonds will be those deliveries needed to pay the Sponsor’s Fee and that the price of diamonds and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional number of diamonds represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time. Although, for the purposes of illustration, the example assumes the ability of the Trust to sell or deliver to the Sponsor fractional amounts of diamonds in fulfillment of the Sponsor’s Fee and expenses advanced by the Sponsor, in reality, the Trust will not sell or deliver diamonds to the Sponsor except in whole Diamond Parcels.

Year
	1		2		3
Hypothetical Diamond Index Price per Diamond Parcel	$		$		$
Sponsor’s Fee		%		%		%
Hypothetical Shares of Trust, beginning
Hypothetical number of Diamond Parcels in Trust, beginning
Beginning ANAV of the Trust	$		$		$
Number of Diamond Parcels to be delivered to cover the Sponsor’s Fee
Number of Diamond Parcels in Trust, ending

Ending adjusted NAV of the Trust	$		$		$
Ending NAV per share	$		$		$

DESCRIPTION OF THE TRUST

The Trust is a common law trust, formed on [___________] under New York law pursuant to the Trust Agreement. The Trust holds only natural physical diamonds and is expected from time to time to issue Baskets in exchange for deposits of Diamond Parcels and to distribute diamonds in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of Diamond Parcels as measured by the Diamond Parcel Index, less the expenses of the Trust. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment relative to traditional means of directly investing directly in physical diamonds, albeit with an added layer of fees, expenses, and risks that would not necessarily apply in the case of an outright direct investment in diamonds.

The material terms of the Trust Agreement are discussed under “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The diamonds held by the Trust will only be delivered to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses not otherwise assumed by the Sponsor, distributed to Authorized Participants in connection with the redemption of Baskets or sold (1) on an as-needed basis to pay Trust expenses not assumed or advanced by the Sponsor, (2) in the event the Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The delivery or sale of diamonds to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust will hold only physical diamonds and will not hold or trade in derivative instruments tracking the price of diamonds or the performance of the diamond industry. The Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Trust expects to create and redeem Shares from time to time but only in Baskets (a Basket equals a block of [50,000] Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the ongoing distribution by the Trust of the requisite number of whole Diamond Parcels relating to the number of Baskets being created or redeemed. Diamonds must be delivered or received in Diamond Parcels, which are comprised of the required number of diamonds in the Subcategories set forth in the Required Delivery Standards, such that the holdings of the Trust are held in proportions equal to the Diamond Ratio. The Trust has established the Diamond Ratio such that, for each Subcategory [___] diamond that it holds, the Trust will also [hold [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds.]

The total number of Diamond Parcels required for the creation of Baskets will be based on the combined NAV of the number of Baskets being created or redeemed. The initial number of Diamond Parcels required for deposit with the Trust to create one Basket is [__]. The number of Diamond Parcels required to create a Basket or to be

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delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing number of diamonds due to the delivery or sale of the Trust’s diamonds to pay the Sponsor’s Fee or the Trust’s expenses not assumed or advanced by the Sponsor. Baskets may be created or redeemed only by Authorized Participants, who will pay a Transaction Fee of [$___] for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See “Plan of Distribution.”

The Trustee will determine the NAV of the Trust on each day that the [EXCHANGE] is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Trustee will value the Diamond Parcels held by the Trust based on the Diamond Parcel Index Price or such other publicly available price as the Sponsor may deem fairly represents the wholesale value of the Trust’s diamonds. The Trustee will also determine the NAV per Share. If on a day when the Trust’s NAV is being calculated the Diamond Parcel Index Price is not calculated by 4:00 p.m. New York time or has not been announced by 4:30 p.m. New York time, the wholesale price of a Diamond Parcel from the next most recent Diamond Parcel Index Price will be used, unless the Sponsor determines that such price is inappropriate to use.

The Trust’s assets will consist of segregated physical diamonds meeting the Required Delivery Standards and in the Diamond Ratio established by the Trust Agreement. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the diamonds held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the wholesale price of Diamond Parcels. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain diamond pricing information based on the Diamond Parcel Index Price from the Index Price Provider. The Diamond Parcel Index Price will be available on the Index Price Provider’s website at www.IDEXonline.com. In addition, the Sponsor’s website (www.indexiq.com) will provide ongoing daily pricing information for the Diamond Parcel Index Price and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust will be published by the Sponsor on each day that the [EXCHANGE] is open for regular trading and will be posted on the Trust’s website.

The Trust has no fixed termination date.

THE SPONSOR

The Sponsor is a Delaware limited liability company and was formed on July 16, 2007. The Sponsor’s office is located at 800 Westchester Avenue, Suite N611, Rye Brook, New York 10573. The Sponsor is a registered investment adviser subject to supervision by the Securities and Exchange Commission. It currently sponsors and advises twelve ETFs and one mutual fund operating under the “IndexIQ” brand of products. As of December 31, 2012, the Sponsor had approximately $850 million in assets under management.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the [EXCHANGE]. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and the reimbursement of the Custodian’s expenses under the Trust Custody Account Agreement, Exchange listing fees, SEC and FINRA registration fees, printing and mailing costs, audit fees, other related costs and up to $[___,000] per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC and FINRA registration fees.

The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor may remove the Trustee and appoint a successor trustee (i) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $[___] million), (ii) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days, or (iii) if the Trustee refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the [fifth] anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to approve any new or additional custodian that the Trustee may wish to appoint.

The Sponsor or one of its affiliates or agents will (1) develop a marketing plan for the Trust on an ongoing basis, (2) prepare marketing materials regarding the Shares, including the content of the Trust’s website and (3) execute the marketing plan for the Trust.

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THE TRUSTEE

BNY Mellon Asset Servicing, a division of the Bank of New York Mellon (“BNY Mellon”), a banking corporation organized under the laws of the State of New York with trust powers, will serve as the Trustee. BNY Mellon has a trust office at One Wall Street, New York, New York 10286. BNY Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, NAV of the Trust, Transaction Fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from BNY Mellon. A copy of the Trust Agreement is available for inspection at BNY Mellon’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of [$___] million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include (1) instructing the Custodian to transfer the Trust’s diamonds in Diamond Parcels as needed to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses in diamonds (diamonds transfers are expected to occur approximately monthly in the ordinary course), (2) valuing the Trust’s Diamond Parcels and calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and DTC, (4) instructing the Custodian to sell or deliver the Trust’s diamonds as needed to pay any extraordinary Trust expenses that are not assumed or advanced by the Sponsor, (5) when appropriate, making distributions of cash or other property to Shareholders, and (6) receiving and reviewing reports from or on the Custodian’s custody of and transactions in the Trust’s diamonds. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor. If the Custodian resigns, the Trustee shall appoint an additional or replacement Custodian selected by the Sponsor. Under the Custody Agreements, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may, only up to twice a year, visit the premises of the Custodian for the purpose of examining the Trust’s diamonds and certain related records maintained by the Custodian.

The Trustee intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust. The Trustee does not monitor the performance of the Custodian, other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE CUSTODIAN

[____] serves as the Custodian of the Trust’s physical diamonds. [____] is a [_____] organized under the laws of the [_________]. [____] is subject to supervision by the [_____]. [____]’s custodian office is located at [____]. In addition to supervision and examination by the [___] banking authorities, [____]’s Antwerp custodial operations are generally subject to supervision by the [____].

The Custodian’s Role

The Custodian is responsible for safekeeping of the Trust’s physical diamonds deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian facilitates the transfer of diamonds in and out of the Trust through the Authorized Participant Custody Account it will maintain for each Authorized Participant, the Trust Custody Account it will maintain for the Trust and the AP Joint Balance Accounts it will maintain for the Trust and each Authorized Participant. The Custodian holds the Trust’s diamonds in its vault premises in Antwerp and [___]. The Custodian will provide the Trustee with regular reports detailing the transfers in and out of the Trust Custody Account and each AP Joint Balance Account and identifying the diamond stones held in the Trust.

The Custodian’s fees and expenses under the Trust Custody Account Agreement will be paid by the Sponsor.

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE INDEX PRICE PROVIDER

IDEX Online S.A., a corporation duly registered and incorporated under the laws of Switzerland with offices in the major diamond centers of New York, USA; Antwerp, Belgium; Ramat Gan, Israel and Mumbai, India, serves as the Index Price Provider to the Trust. Founded in 2001, IDEX Online operates a leading business-to-business, global, online diamond trading network (the “IDEX Network”) at www.IDEXonline.com. The IDEX Network currently lists more than 500,000 diamonds worth over $4 billion. More than 2,000 diamond trading companies participate in the IDEX Network, including diamond manufacturers and wholesalers operating in the professional wholesale diamond markets located primarily in major diamond centers, including Mumbai, Antwerp, Ramat Gan, and New York. The IDEX Network includes, among others, the types of diamonds that are included in the Trust. In addition, IDEX is a publisher of diamond pricing guides and diamond price indexes and is a leading provider of diamond industry news, information content and in-depth analysis. The Index Price Provider is not affiliated with the Trust, the Sponsor, the Trustee or the Custodian.

The Index Price Provider’s Role

IDEX leveraged its diamond industry knowledge and its unique position as the operator of the IDEX Network, thereby giving it access to extensive diamond industry pricing data, to create in 2004 a rules-based index, called the IDEX® 1 Carat Diamond Index (referred to herein as the Broad Diamond Index), that is intended to reflect the wholesale market price for round, one carat diamonds. As of September 30, 2011, the Index Price Provider commenced calculation of another rules-based diamond index, referred to herein as the Diamond Parcel Index, to determine the wholesale price of a Diamond Parcel. The general characteristics of the Diamond Parcel Index are described below under the caption “Diamond Parcel Index Overview”.

The Sponsor entered into a licensing agreement with IDEX for the Trust to use the Diamond Parcel Index in valuing the Diamond Parcels held by the Trust. Under the terms of this agreement, IDEX has agreed to act as Index Price Provider, whereby it will maintain and calculate the Diamond Parcel Index. The Trust is entitled to use the Diamond Parcel Index pursuant to a sub-licensing arrangement with the Sponsor. The license fees and out-of-pocket expenses owed to the Index Price Provider for the use of the Diamond Parcel Index will be paid by the Sponsor.

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Diamond Parcel Index Overview

The Diamond Parcel Index is a rules-based, price-weighted index intended to reflect the wholesale market price for round one carat diamonds constituting a Diamond Parcel.

The Diamond Parcel Index Price is derived from the prices of physical diamonds that are offered for sale on the IDEX Network. Out of this universe of diamonds (“Diamond Universe”), only those diamonds that meet all of the specifications set forth in the rule-book for the Diamond Parcel Index (“Rule-Book”) are eligible for inclusion in such index. For example, all of the eligible diamonds must be between [___] and [___] carats in weight. Also, only diamonds that meet a specific color grade ([___________]) and clarity grade ([___________]) are included in the Diamond Parcel Index. In addition, the Rule-Book includes all combinations of these color grades and clarity grades, such that the Diamond Parcel Index is comprised of [___] Subcategories of diamonds, as set forth in the shaded area of the diagram below:

Diagram: Diamond Characteristics Matrix: Required Color and Clarity Grades

[to be supplied by amendment]

In addition, the Diamond Parcel Index Rule-Book sets forth a number of other specifications that each physical diamond in the Diamond Universe must meet in order to be considered for inclusion in the Diamond Parcel Index. For example, each eligible diamond must be GIA certified, must meet additional specific high quality standards in terms of cut, polish and symmetry grades, and its origin must be Kimberley Process compliant.

IDEX derives the Diamond Parcel Index pricing from the prices quoted on the IDEX Network for each Subcategory, assuming a specified minimum number of quotes exist for each Subcategory. Within each Subcategory, a common statistical analysis is used to eliminate outlier prices and then the mean of the remaining prices is calculated. The Index Provider then subtracts ½ of the standard deviation of the diamond prices within each Subcategory from the mean price to derive the price for such Subcategory (the “Subcategory Price”). All of the Subcategory Prices are then combined to derive the Diamond Parcel Index Price.

The Diamond Parcel Index Price will be posted each business day on the Index Provider’s website at www.IDEXonline.com and the Sponsor’s website at www.indexiq.com. The detailed specifications for an eligible diamond are found in the Diamond Parcel Index Rule-Book, a copy of which can be found on the Index Provider’s website.

Disclaimers

The Trust is not sponsored, endorsed, sold or promoted by IDEX or its affiliates (the “IDEX Group”). The IDEX Group makes no representation or warranty, express or implied, to the Shareholders or any member of the public regarding the advisability of investing in securities generally or in the Trust in particular. The IDEX Group’s only relationship to the Sponsor is the licensing of certain trademarks and trade names of the IDEX Group, such as “IDEX ®” and “IDEX® 1 Carat Diamond Index™," and of the Diamond Parcel Index, which is determined, composed and calculated by the IDEX Group without regard to the Sponsor or the Trust. The IDEX Group has no obligation to take the needs of the Sponsor or the Shareholders into consideration in determining, composing or calculating the Diamond Parcel Index. The IDEX Group is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Trust’s Shares to be sold or in the determination or calculation of the equation by which the Trust’s Shares are redeemable for cash. IDEX has no obligation or liability in connection with the administration, marketing, or trading of the Trust.

THE IDEX GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DIAMOND PARCEL INDEX OR ANY DATA INCLUDED THEREIN AND IDEX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE IDEX GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ADVISOR, SHAREHOLDERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DIAMOND PARCEL INDEX OR ANY DATA INCLUDED THEREIN. THE IDEX GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DIAMOND PARCEL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL IDEX BE LIABLE FOR ANY LOST PROFITS OR INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN IDEX AND THE LICENSEES.

DESCRIPTION OF THE SHARES

General

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trustee will create Shares only in whole Baskets (a Basket equals a block of [50,000] Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and investors should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Investors will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

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Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights, except in limited circumstances as follows. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 75% of the outstanding Shares. In addition, certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

CUSTODY OF THE TRUST’S DIAMONDS

Custody of the physical diamonds deposited with and held by the Trust will be provided by the Custodian at its vaulting premises in Antwerp [and ___]. The Custodian is the custodian of the physical diamonds credited to the Trust Custody Account in accordance with the Trust Custody Account Agreement and the diamonds credited to each AP Joint Balance Account in accordance with the AP Joint Balance Account Agreements. The Custodian will segregate the diamonds credited to the Custody Accounts from any other gemstones it holds or holds for others by entering appropriate entries in its books and records and by storing diamonds held by the Custodian in segregated lock boxes.

The Custodian, as instructed by the Trustee on behalf of the Trust, is authorized to accept, on behalf of the Trust, deposits of Diamond Parcels. All diamonds held by the Custodian for the Trust must conform to the Required Delivery Standards of the relevant Subcategory.

The process of withdrawing physical diamonds from the Trust for a redemption of a Basket will follow the same general procedure as for depositing diamonds with the Trust for a creation of a Basket, only in reverse. See “Creation and Redemption of Shares.”

DESCRIPTION OF THE CUSTODY AGREEMENTS

The Trust Custody Account Agreement between the Trustee and the Custodian establishes the Trust Custody Account. An AP Joint Balance Account Agreement entered into by the Trustee and the Custodian with each Authorized Participant establishes an AP Joint Balance Account for such Authorized Participant. The following is a description of the material terms of the Custody Agreements.

Reports

The Custodian will provide the Trustee with reports for each business day, no later than the following business day, identifying the movements of diamonds in and out of the Trust Custody Account, and adjustments to the ownership ledgers for each AP Joint Balance Account, and containing sufficient information to identify each diamond held in the Trust Custody Account. The Custodian will also provide the Trustee with monthly statements of account for the Trust Custody Account and each AP Joint Balance Account as of the last business day of each month. Under the Custody Agreements, a “business day” generally means any day that is an “Antwerp Business Day,” when commercial banks generally are open for the transaction of business in Antwerp.

The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Trust Custody Account which are to occur on a business day, all adjustments to the ownership ledgers for each AP Joint Balance Account, and all end of business day account balances in the Custody Accounts, are stated as of the close of the Custodian’s business (usually 4:00 p.m. Antwerp time) on such business day.

Location and Segregation of Diamonds; Access

Diamonds held for the Custody Accounts by the Custodian will be held at the Custodian’s vaulting premises in Antwerp [and __]. The Custodian will physically segregate the Trust’s diamonds in the Trust Custody Account from any other diamonds which it owns or holds for others. The Custodian will also physically segregate the Diamond Parcel held in each AP Joint Balance Account from any other diamonds which it owns or holds for others. In addition, the Custodian’s books and records are expected to identify every diamond held in the Custody Accounts in its own vault by the particular lockbox in which it is stored.

The Trustee and the Sponsor and their auditors may, during normal business hours, visit the Custodian’s premises up to twice a year and examine the Trust’s diamonds held there and such records of the Custodian concerning the Custody Accounts as they may be reasonably required to perform their respective duties to investors in the Shares.

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Transfers into the Trust Custody Account

The Custodian will credit to the Trust Custody Account the physical diamonds contained in the Diamond Parcels it receives from an Authorized Participant’s Authorized Participant Custody Account for credit to the Trust Custody Account and segregate such diamonds in separate identified lockboxes held in the Custodian’s vaulting premises in Antwerp [and __]. Unless otherwise agreed to by the Custodian in writing, the only diamonds the Custodian will accept in physical form for credit to the Trust Custody Account are physical diamonds meeting the Required Delivery Standards that the Trustee has transferred from an Authorized Participant Custody Account.

Transfers from the Trust Custody Account

The Custodian will transfer diamonds from the Trust Custody Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of diamonds from the Trust Custody Account may only be made (1) by transferring diamonds to an Authorized Participant Custody Account; (2) by transferring diamonds to the Sponsor’s Account to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses not otherwise assumed by the Sponsor; (3) by making diamonds available for collection by Authorized Participants at the Custodian’s vaulting premises; (4) by delivering diamonds to such location as the Trustee directs, at the Trust’s expense and risk, or (5) by transfer to an account maintained by the Custodian or by a third party on in connection with the sale of diamonds or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (3) and (4) will be made only on an exceptional basis, with transfers under clause (5) expected to include transfers made in connection with a sale of diamonds to pay expenses of the Trust not paid by the Sponsor or with the liquidation of the Trust. All diamonds made available in physical form will be in a form which complies with Required Delivery Standards, and in all cases will comprise one or more whole diamonds selected by the Custodian.

Transfers of Fractional Diamonds through AP Joint Balance Accounts

The Custodian will maintain AP Joint Balance Accounts established by AP Joint Balance Account Agreements entered into by the Custodian and the Trustee, on behalf of the Trust, with each Authorized Participant. Each AP Joint Balance Account will be jointly owned by the Trust and the relevant Authorized Participant, and will permit the fractional transfer of Diamond Parcels between the Trust and such Authorized Participant so that whole Diamond Parcels will be used in the creation and redemption process as described below.

After becoming an Authorized Participant and as a precondition to the submission of any creation and redemption orders with the Trust, each Authorized Participant must, with the Trust, establish an AP Joint Balance Account and deposit one whole Diamond Parcel into the account, which shall at all times constitute the whole of the assets in such AP Joint Balance Account. As creation and redemption deliveries between an Authorized Participant’s Authorized Participant Custody Account and the Trust Custody Account may only be fulfilled in whole Diamond Parcels, the AP Joint Balance Account allows the transfer of fractional Diamond Parcels through book-entry ledger adjustments to the ownership of the Diamond Parcel held in such AP Joint Balance Account. Where the fractional Diamond Parcel to be delivered exceeds the fractional Diamond Parcel available in an AP Joint Balance Account, the delivering party will over-deliver one Diamond Parcel between the Trust Custody Account and the relevant Authorized Participant Custody Account, with the over-delivery balance credited to the delivering party’s ownership balance of the AP Joint Balance Account.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer diamonds to or from the Custody Accounts if in the Custodian’s opinion such transfer is or may be contrary to the rules, regulations, practices and customs of the [_______] or contrary to any applicable law. The Custodian may amend the approved procedures for transferring diamonds to or from the Custody Accounts or for the physical withdrawal of diamonds from the Trust Custody Account or impose such additional procedures in relation to the transfer of diamonds to or from the Custody Accounts as the Custodian may from time to time reasonably consider necessary due to a change in rules of a banking or regulatory association governing the Custodian. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

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Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreements and will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian’s liability is further limited to (i) the restoration to the Trust, in the same number and Subcategory, of any diamonds lost or damaged; (ii) the correction of any incorrect creation or redemption deliveries by restoration or correction of the assets of the Trust to holdings of diamonds in the same number and Subcategory as if the creation or redemption order were settled correctly; or (iii) if the Custodian cannot, using commercially reasonable efforts, restore the Trust pursuant to (i) or (ii), the market value based on the Index Price (or the input prices for each Subcategory pursuant to the methodology for the Index Price) of the subject delivery diamonds at the time the Custodian communicates to the Trustee its inability to make the Trust whole.

Indemnity

The Trustee will, solely out of the Trust’s assets, indemnify the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which the Custodian may suffer or incur in connection with the Custody Agreements, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Insurance

The Custodian will maintain such insurance for its business, including its gemstone custody business, as it deems appropriate in connection with its custodial and other obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies attributable to its relationship with the Trust. Consistent with industry standards, the Custodian maintains a group insurance policy that covers all gemstones held in its vaulting premises for the accounts of all its customers for a variety of events. The Trustee and the Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Trust Custody Account Agreement has an initial [__] year term and will automatically renew for successive [__] year terms unless otherwise terminated. The Trustee and the Custodian may each terminate the Trust Custody Account Agreement for any reason upon 90 business days’ prior notice. The Trust Custody Account Agreement may also be terminated with immediate effect as follows: (1) by the Trustee, if the Custodian ceased to offer the services contemplated by the Trust Custody Account Agreement to its clients or proposed to withdraw from the gemstone custody business, (2) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to have entered into the agreement or to provide or receive the services thereunder, (3) by the Custodian, if the Custodian determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trustee, if the Trustee determines in its sole view that the Custodian is insolvent or faces impending insolvency, (4) by the Trustee, if the Trust is to be terminated, or (5) by the Trustee or the Custodian, if the Trust Custody Account Agreement ceases to be in full force and effect.

If redelivery arrangements acceptable to the Custodian for the diamonds held in the Custody Accounts are not made, the Custodian may continue to store the diamonds and continue to charge for its fees and expenses, and, after six months from the termination date, the Custodian may sell the diamonds and account to the Trustee for the proceeds. If arrangements acceptable to the Custodian for redelivery of the balance in the Custody Accounts are not made, the Custodian may continue to charge for its fees and expenses payable under the Trust Custody Account Agreement, and, after six months from the termination date, the Custodian may close the Custody Accounts and account to the Trustee for the proceeds.

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Governing Law

The Custody Agreements, Sponsor Custody Account Agreement and each Authorized Participant Custody Account Agreement are governed by Belgian law. With respect to the Trust Custody Account Agreement, the Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. With respect to each AP Joint Balance Account Agreement, the Trustee, the Custodian and the relevant Authorized Participant all consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. In each case, such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

CREATION AND REDEMPTION OF SHARES

The Trust will create and redeem Shares from time to time, but only in one or more Baskets (a Basket equals a block of [50,000] Shares). The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust, or the distribution by the Trust, of Diamond Parcels, the number of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received. Each Diamond Parcel will be comprised of [___] diamonds, [including [___] Subcategory [___] diamonds, [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds], consistent with the Diamond Ratio. Each diamond deposited as part of a Diamond Parcel is required to meet the Required Delivery Standards set forth in the Trust Agreement, which mirror the specifications for an eligible diamond as set forth in the Diamond Parcel Index Rule-Book. On the initial date of deposit, delivery of [_] Diamond Parcels is required for the creation of one Basket.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Trustee that provides the approved procedures for the creation and redemption of Baskets and for the delivery of the Diamond Parcels required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants will pay a Transaction Fee of [$___] to the Trustee for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

As the terms of the Authorized Participant Custody Account Agreement and the AP Joint Balance Account Agreement differ in certain respects from the terms of the Trust Custody Account Agreement, potential Authorized Participants should review the terms of the Authorized Participant Custody Account Agreement carefully. A copy of the Authorized Participant Agreement and AP Joint Balance Account Agreement may be obtained by potential Authorized Participants from the Trustee.

Certain Authorized Participants are expected to have the facility to participate directly in the diamond markets. In some cases, an Authorized Participant may from time to time acquire diamonds from or sell diamonds to its affiliated diamonds trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act) and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, [___________] have each signed an Authorized Participant Agreement with the Trust. Each Authorized Participant, as a

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pre-condition to the submission of creation and redemption orders, must enter into an AP Joint Balance Account Agreement with the Custodian and the Trustee, on behalf of the Trust, to create an AP Joint Balance Account and deposit one whole Diamond Parcel in such AP Joint Balance Account to allow for the transfer of fractional Diamond Parcels in the creation and redemption process. Upon the effectiveness of such Authorized Participant Agreement and the deposit of a Diamond Parcel into its AP Joint Balance Account, an Authorized Participant may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All whole diamonds in a Diamond Parcel will be delivered to the Trust and distributed by the Trust through transfers between Authorized Participant Custody Accounts and the Trust Custody Account. Diamonds transferred from an Authorized Participant Custody Account to the Trust will be delivered from the Authorized Participant to the Custodian’s vaulting premises in Antwerp [and __] by armored car or such other procedure as agreed upon between the Custodian and the Authorized Participant. The movement of diamonds is reversed for the distribution of diamonds to an Authorized Participant in connection with the redemption of Baskets.

All diamonds represented by a credit to any Authorized Participant Custody Account and to the Trust Custody Account and all diamonds held in the Trust Custody Account with the Custodian must conform to the relevant Required Delivery Standards and the Diamond Ratio for an acceptable Diamond Parcel. The Required Delivery Standards and the Diamond Ratio are set forth in the Trust Agreement. The Required Delivery Standards, including the [___] Subcategories, are principally based on the GIA standards for diamond grading and specifications.

To the extent that the GIA revises its standards for diamond grading and specifications in the future, the Trust’s Required Delivery Standards may be revised to reflect any such changes made by the GIA. Thereafter, the Trust will only accept Diamond Parcels meeting the revised Required Delivery Standards. The Trust will continue to hold all diamonds deposited with it that meet the original delivery standards; however, it will not distribute as a part of redemptions, transfer to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses or sell to pay extraordinary expenses any diamonds meeting the revised Required Delivery Standards until all such diamonds that do not meet the Revised Delivery Standards are distributed, transferred or otherwise sold by the Trust.

Each diamond delivered to the Trust in satisfaction of a creation order must be accompanied by a GIA Certification that such diamond meets the physical criteria set forth in the Required Delivery Standards of the relevant Subcategory. All diamonds held by the Trust will be natural, mined diamonds and sourced from suppliers who confirm that they are participants in the Kimberley Process (i.e., other than a conflict) program. Pursuant to the terms of the Custody Agreements, an independent qualified gemologist shall verify, prior to a diamond’s receipt or transfer as part of a creation order, that the diamond complies with the Required Delivery Standards.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the approved procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement and Authorized Participant Custody Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where investors can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. Creation and redemption orders will be accepted only on “business days” the [EXCHANGE] is open for regular trading. Settlements of such orders requiring receipt or delivery, or confirmation of receipt or delivery, of diamonds in Belgium, Antwerp or another jurisdiction will occur on “business days” when the Custodian’s Antwerp vaulting premises and banks in Belgium are regularly open for business. If the Custodian’s Antwerp vaulting premises and such banks are not open for regular business for a full day, such a day will only be a “business day” for settlement purposes if the settlement procedures can be completed by the end of such day. Settlement of orders requiring receipt or delivery, or confirmation of receipt or delivery, of Shares will occur, after confirmation of the applicable delivery of Diamond Parcels, on “business days” when the [EXCHANGE] is open for regular trading.

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Purchase orders must be placed no later than 3:59:59 p.m. on each business day the [EXCHANGE] is open for regular trading. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Diamond Parcels with the Trust, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Trustee the non-refundable Transaction Fee due for the purchase order.

Determination of required deposits

The number of the required Diamond Parcels to be deposited in the creation process is determined by dividing the number of Diamond Parcels held by the Trust by the number of Baskets outstanding, as adjusted for the number of Diamond Parcels constituting estimated accrued but unpaid fees and expenses of the Trust (Creation Basket Deposit). Fractions of Diamond Parcels, and the diamonds that comprise them, smaller than 0.01 which are included in the Creation Basket Deposit are disregarded in the foregoing calculation. All questions as to the composition of a Creation Basket Deposit will be finally determined by the Trustee. The Trustee’s determination of the Creation Basket Deposit shall be final and binding on all persons interested in the Trust.

As physical diamonds can be delivered in whole diamonds only, an Authorized Participant will deliver fractional Diamond Parcels through adjustments to the ownership ledger entries for such Authorized Participant’s AP Joint Balance Account. Where a Creation Basket Deposit requires the delivery of a fractional Diamond Parcel that is less than the balance of the Authorized Participant’s ownership interest in its AP Joint Balance Account, the Authorized Participant’s creation order shall account for the transfer of such amount by ledger entry in the AP Joint Balance Account. Where a Creation Basket Deposit requires the delivery of a fractional Diamond Parcel that is equal to or greater than the balance of the Authorized Participant’s ownership interest in its AP Joint Balance Account, the Authorized Participant shall round the Creation Basket Deposit to the next highest number of whole Diamond Parcels and deliver such amount to the Trust through its Authorized Participant Custody Account, with the amount of such rounding credited to such Authorized Participant’s ownership interest in the AP Joint Balance Account.

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for (i) crediting its Authorized Participant Custody Account with the required Diamond Parcels comprising the Creation Basket Deposit and such diamonds’ accompanying GIA Certifications and (ii) consenting to the Trust’s instructions to the Custodian to make book-entry adjustments to such Authorized Participant’s AP Joint Balance Account ownership ledger to account for the delivery of any fractional Diamond Parcel by the third business day in Antwerp following the purchase order date. Upon acceptance of the purchase order and notification that the relevant Authorized Participant has on deposit both the required Diamond Parcels and their accompanying GIA Certifications for such order, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the third business day in Antwerp following the purchase order date the Creation Basket Deposit from the Authorized Participant Custody Account to the Trust Custody Account (and any fractional Diamond Parcels from the ownership interest of the Authorized Participant in its AP Joint Balance Account to that of the Trust) and the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of diamonds until such diamonds have been received by the Trust shall be borne solely by the Authorized Participant. The Trustee may accept delivery of diamonds by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If diamonds are to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Rejection of purchase orders

The Trustee may reject a purchase order or a Creation Basket Deposit if such order or Creation Basket Deposit is not presented in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of counsel, might be unlawful. None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

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Redemption Procedures

The approved procedures by which an Authorized Participant can redeem one or more Baskets will mirror in reverse the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed no later than 3:59:59 p.m. on each business day the [EXCHANGE] is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual Shareholder to redeem any Shares in a number less than a Basket, or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable Transaction Fee due for the redemption order.

Determination of redemption distribution

The redemption distribution from the Trust will consist of a credit to the redeeming Authorized Participant’s Authorized Participant Custody Account representing the number of Diamond Parcels held by the Trust evidenced by the Shares being redeemed. Fractions of Diamond Parcels, and the diamonds which comprise them, smaller than 0.01 shall be disregarded in the calculation of the redemption distribution. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

As physical diamonds can be delivered in whole diamonds only, the Trust will deliver fractional Diamond Parcels through adjustments to the ownership ledger entries for the relevant Authorized Participant’s AP Joint Balance Account. Where a redemption distribution requires the delivery of a fractional Diamond Parcel that is less than the balance of the Trust’s ownership interest in such AP Joint Balance Account, the Authorized Participants redemption order shall account for the transfer of such amount by ledger entry in the AP Joint Balance Account. Where a redemption distribution requires the delivery of a fractional Diamond Parcel that is equal to or greater than the balance of the Trust’s ownership interest in such AP Joint Balance Account, the Trust shall round the redemption distribution to the next highest number of whole Diamond Parcels and deliver such amount to the relevant Authorized Participant through such Authorized Participant’s Authorized Participant Custody Account, with the amount of such rounding credited to the Trust’s ownership interest in the AP Joint Balance Account.

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the third business day following a redemption order date if, by 9:00 AM New York time on such third business day, the Trustee’s DTC account has been credited with the Baskets to be redeemed. If the Trustee’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date which the Trustee may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trustee’s DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee’s DTC account by 9:00 AM New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the [EXCHANGE] is closed other than customary weekend or holiday closings, or trading on the [EXCHANGE] is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of diamonds is not

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reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Transaction Fee for Creation and Redemption

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a non-refundable Transaction Fee to the Trustee of [$___] per order to create or redeem Baskets. An order may include multiple Baskets. The Transaction Fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the Transaction Fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust operates under the terms of the Trust Agreement, dated as of [___], 201[_], between the Sponsor and the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s office. The following is a description of the material terms of the Trust Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any diamonds or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

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The Sponsor may rely on all information provided by the Trustee for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

Qualifications of the Trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (2) a DTC Participant or such other securities depository as shall then be acting with respect to the Shares and (3), unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (Code), to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $[___] million.

General duty of care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s liability” and “The Trustee—Trustee’s liability for custodial services and agents.”

Limitation on Trustee’s liability

The Trustee will not be liable for the disposition of diamonds or moneys, or in respect of any evaluation which it makes under the Trust Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (a) from the Sponsor or a Custodian or any entity acting on behalf of either which the Trustee believes is given as authorized by the Trust Agreement or the Custody Agreements, respectively; or (b) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

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Trustee’s liability for custodial services and agents

The Trustee will not be answerable for the default of the Custodian or any custodian of the Trust’s diamonds employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee may also employ custodians for Trust assets other than diamonds (i.e., cash), agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians for the custody of diamonds and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under the Trust Custody Account Agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust. Fees paid for the custody of assets other than diamonds will be an expense of the Trustee.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the diamonds or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for actions taken to protect the Trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs resulting from the Trustee’s appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Agreement.

Protection for amounts due to Trustee

If any fees or costs owed to the Trustee under the Trust Agreement are not paid when due by the Sponsor, the Trustee may sell or otherwise dispose of any Trust assets and pay itself from the proceeds; provided, however, that the Trustee may not charge to the Trust unpaid fees owed to the Trustee by the Sponsor in excess of the fees payable to the Sponsor by the Trust without regard to any waiver by the Sponsor of its fees. As security for all obligations owed to the Trustee under the Trust Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

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Holding of Trust property other than diamonds

The Trustee will hold and record the ownership of the Trust’s assets in a manner so that it will be owned by the Trust and the Trustee as trustee thereof for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in the Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

The Trust will hold only physical diamonds and, from time to time, may also hold cash in certain limited circumstances. All moneys, if any, held by the Trustee shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ sub-custodians or other custodians for such Trust assets, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the [fifth] anniversary of the date of the Trust Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (ii) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $[150] million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor trustee, which shall be a Qualified Bank. Every successor trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor trustee, without any further act or deed, shall

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become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Shareholders, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the Shareholders of all outstanding Shares. The Sponsor or any such successor trustee shall promptly mail notice of the appointment of such successor trustee to the Shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

The Custodian and Custody of the Trust’s Diamonds

This section summarizes some of the important provisions of the Trust Agreement which apply to the Custodian and the custody of the Trust’s diamonds. For a general description of the Custodian’s role, see “The Custodian—The Custodian’s Role.” For more information on the custody of the Trust’s diamonds, see “Custody of the Trust’s Diamonds” and “Description of the Custody Agreements.”

The Trustee, on behalf of the Trust, will enter into the Trust Custody Account Agreement with the Custodian, under which the Custodian will maintain the Trust Custody Account, and each AP Joint Balance Account Agreement with the Custodian and each Authorized Participant, under which the Custodian will maintain the relevant AP Joint Balance Account. The Custodian will also enter into agreements with and maintain the Sponsor Custody Account and the Authorized Participants Custody Accounts for the Sponsor and the Authorized Participants, respectively.

If upon the resignation of any custodian there would be no custodian acting pursuant to the Custody Agreements, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to Custody Agreements approved by the Sponsor (provided, however, that the rights and duties of the Trustee under the Trust Agreement and such Custody Agreements shall not be materially altered without its consent). When directed by the Sponsor or if the Trustee in its discretion determines that it is in the best interest of the Shareholders to do so and with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), the Trustee shall appoint a substitute or additional custodian or custodians, which shall thereafter be one of the custodians under the Trust Agreement. After the entry into the Trust Custody Account Agreement, the Trustee shall not enter into or amend any Trust Custody Account Agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s diamonds held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall forthwith upon its appointment, enter into a Trust Custody Account Agreement in form and substance approved by the Sponsor.

The Sponsor will appoint accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. The Trustee has no obligation to monitor the activities of any Custodian other than to receive and review such reports of the diamonds held for the Trust by such Custodian and of transactions in diamonds held for the account of the Trust made by such Custodian pursuant to the Custody Agreements. In the event that the Sponsor determines that the maintenance of diamonds with a particular custodian is not in the best interests of the Shareholders, the Sponsor will direct the Trustee to initiate action to remove the diamonds from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. However, see “The Trustee—The Trustee’s Role” for a description of limitations on the ability of the Trustee to monitor the performance of the Custodian. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith. The Trustee’s only contractual rights are to direct the Custodian pursuant to the Custody Agreements.

Valuation of Diamond Parcels , Definition of Net Asset Value and Adjusted Net Asset Value

On each day that the [EXCHANGE] is open for regular trading, as promptly as practicable after 4:00 p.m. New York time, on such day (Evaluation Time), the Trustee will evaluate the Diamond Parcels held by the Trust and determine both the ANAV and the NAV of the Trust.

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The Diamond Index Price tracks the daily wholesale value of a Diamond Parcel. At the Evaluation Time, the Trustee will value the Trust’s diamonds in Diamond Parcels on the basis of that day’s Diamond Parcel Index Price or, if no Diamond Parcel Index Price is listed on such day or has not been announced by the Evaluation Time, the next most recent Diamond Parcel Index Price determined prior to the Evaluation Time will be used, unless the Sponsor determines that such price is inappropriate as a basis for evaluation. In the event the Sponsor determines that the Diamond Parcel Index Price is not an appropriate basis for evaluation of the Trust’s diamonds, it shall identify another publicly available price that the Sponsor may deem fairly represents the wholesale value of the Trust’s diamonds as an alternative basis for such evaluation to be employed by the Trustee. Such alternative method may include an adjusted version of the current day’s Diamond Parcel Index Price. For example, the Sponsor may use a statistical analysis to estimate the price movement of one or more Subcategories – based on the historical price movement of such Subcategory(ies) relative to other Subcategories – for which no price or inadequate pricing is available. Ultimately, the Sponsor may use pricing data from any one of several reputable diamond research and/or trading firms, some of which operate business-to-business diamond trading networks, as a proxy for the price movements of one or more Subcategories, or the Sponsor may engage an independent diamond expert to consult on the appropriate pricing for one or more Subcategories. Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the Diamond Parcel Index Price or such other publicly available price is not appropriate as a basis for evaluation of the Trust’s diamonds or for any determination as to the alternative basis for such evaluation provided that such determination is made in good faith. See “Operation of the Diamond Market” for a description of the Diamond Parcel Index Price.

Once the value of the Diamond Parcels has been determined, the Trustee will subtract all estimated accrued but unpaid fees (other than the fees accruing for such day on which the valuation takes place computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the Diamond Parcels and all other assets of the Trust (other than any amounts credited to the Trust’s reserve account, if established). The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the Sponsor’s Fee.

All fees accruing for the day on which the valuation takes place computed by reference to the value of the Trust or its assets shall be calculated using the ANAV calculated for such day on which the valuation takes place. The Trustee shall subtract from the ANAV the amount of accrued fees so computed for such day and the resulting figure is the NAV of the Trust. The Trustee will also determine the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the [EXCHANGE] (which includes the net number of any Shares created or redeemed on such evaluation day).

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee, the Trustee will at the discretion of the Sponsor or in its own discretion sell the Trust’s diamonds as necessary to pay such expenses; provided, however, that the Sponsor has agreed to advance payment of all Trust expenses not otherwise assumed by the Sponsor so as to permit the Trust to (i) transfer or sell diamonds only in whole Diamond Parcels, or the minimum number of whole diamonds that may be delivered such that, after such delivery, the Trust holds diamonds in the Diamond Ratio, and (ii) limit its exposure to cash assets (i.e., cash). The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the Shares being registered, such expenses being paid by the Sponsor.

Sales of Diamonds

The Trustee will at the direction of the Sponsor or in its own discretion sell the Trust’s diamonds as necessary to pay the Trust’s expenses not otherwise assumed or advanced by the Sponsor. The Trustee will not sell diamonds to pay the Sponsor’s Fee or any amounts advanced by the Sponsor to pay Trust expenses not assumed by the Sponsor. The Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses will be paid through delivery of diamonds from the Trust Custody Account to the Sponsor Custody Account. When selling diamonds to pay other expenses, the Trustee will (i) sell diamonds only in Diamond Parcels, or the minimum number of whole diamonds that may be delivered such that, after such delivery, the Trust holds diamonds in the Diamond Ratio, and (ii) endeavor to sell the fewest number of diamonds needed to pay expenses in order to minimize the Trust’s holdings of cash assets. The Trustee will place orders with dealers (which may include the

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Custodian and Authorized Participants) as directed by the Sponsor or, in the absence of such direction, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of orders. The Custodian may be the purchaser of such diamonds only if the sale transaction is made at the next Diamond Parcel Index Price or such other publicly available price that the Sponsor deems fair, in each case as set following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of US Shareholders” for information on the tax treatment of diamonds sales.

The Trustee will also sell the Trust’s diamonds if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of diamonds directed by the Sponsor.

Any property received by the Trust other than diamonds or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor.

The Securities Depository; Book-Entry-Only System; Global Security

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through

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DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Books and Records

The Trustee will keep proper books of record and account of the Trust at its office located in One Wall Street, New York, New York 10286 or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is a Shareholder at all reasonable times during the usual business hours of the Trustee.

The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the [EXCHANGE] and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the US or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountants report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust will initially be the period ending [April 30] of each year. The Sponsor may select an alternate fiscal year.

Termination of the Trust

The Trustee will set a date on which the Trust shall terminate and mail notice of the termination to the Shareholders at least 30 days prior to the date set for termination if any of the following occurs:

•	The Trustee is notified that the Shares are delisted from the [EXCHANGE] and are not approved for listing on another national securities exchange within five business days of their delisting;
•	The Diamond Parcel Index Price is no longer calculated or available and a substitute pricing measure has not been identified within [_] business days;
•	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;
•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
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•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of such determination;
•	the CFTC determines that the Trust is a commodity pool under the CEA and the Trustee has actual knowledge of that determination;
•	the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $[___] million (as adjusted for inflation) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last of those trading days, notice from the Sponsor of its decision to terminate the Trust;
•	the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;
•	60 days have elapsed since DTC ceased to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or
•	the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

On and after the date of termination of the Trust, the Shareholders will, upon (i) surrender of Shares then held, (ii) payment of the fee of the Trustee for the surrender of Shares, and (iii) payment of any applicable taxes or other governmental charges, be entitled to delivery of the amount of remaining Trust assets represented by those Shares. The Trustee shall not accept any deposits of diamonds after the date of termination. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Shareholders, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell diamonds as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 90 days following the date of termination of the Trust, the Trustee shall sell the Trust assets then held under the Trust Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, without liability for interest, for the pro rata benefit of the Shareholders that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the surrender of Shares and any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Shareholders. Amendments to allow redemption for quantities of diamonds smaller or larger than a Basket or to allow for the sale of diamonds to pay cash proceeds upon redemption shall not require notice pursuant to the preceding sentence. Every Shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of

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the Shareholder to surrender Baskets and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement, are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material US federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a US Shareholder (as defined below), and certain US federal income tax consequences that may apply to an investment in Shares by a Non- US Shareholder (as defined below), represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described therein, the opinion of Katten Muchin Rosenman LLP, counsel to the Sponsor and special US tax counsel to the Trust. An opinion of counsel, however, is not binding on the Internal Revenue Service (IRS) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders, banks and other financial institutions, insurance companies, real estate investment trusts, tax-exempt entities, Shareholders whose functional currency is not the US dollar or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale transaction. Moreover, the discussion below does not address the effect of any state, local or foreign tax law or any transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any transfer tax considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “US Shareholder” is a Shareholder that is:

•	An individual who is treated as a citizen or resident of the United States for US federal income tax purposes;
•	A corporation (or other entity treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;
•	An estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or
•	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder as defined above (other than a partnership, or an entity treated as a partnership for US federal tax purposes) generally is considered a “Non-US Shareholder” for purposes of this discussion. For US federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for US federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the US federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Trust will be classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis.

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Taxation of US Shareholders

Shareholders generally will be treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation, the delivery of diamonds to the Trust in exchange for the underlying diamonds represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the diamonds held in the Trust will be the same as its tax basis and holding period for the diamonds delivered in exchange therefor (except to the extent of any cash contributed for such Shares). For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors as to the determination of the tax basis and holding period for the underlying diamonds related to such Shares.

When the Trust sells or transfers diamonds, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale or transfer and (2) the Shareholder’s tax basis for its pro rata share of the diamonds that was sold or transferred, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its Shares of longer than one year. A Shareholder’s tax basis for its share of any diamonds sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its share of all of the diamonds held in the Trust immediately prior to the sale, by a fraction the numerator of which is the number of diamonds sold, and the denominator of which is the total amount of the diamonds held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the diamonds remaining in the Trust will be equal to its tax basis for its share of the total amount of the diamonds held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the diamonds that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the diamonds held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the portion of its pro rata share of the diamonds held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying diamonds represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the diamonds received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the diamonds held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the diamonds received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the diamonds received by the Shareholder will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the diamonds held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the diamonds held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the diamonds received by the Shareholder in the redemption.

An Authorized Participant and other investors may be able to re-invest, on a tax-deferred basis, in-kind redemption proceeds received from exchange-traded products that are substantially similar to the Trust in the Trust’s Shares. Authorized Participants and other investors should consult their tax advisors as to whether and under what circumstances the reinvestment in the Shares of proceeds from substantially similar exchange-traded products can be accomplished on a tax-deferred basis.

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Maximum 28% Long-Term Capital Gains Tax Rate for US Shareholders who are Individuals

Under current law, gains recognized by individuals from the sale of “collectibles,” including diamonds, held for more than one year are taxed at a maximum federal income tax rate of 28%, rather than the 20% rate applicable to most other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by an individual US Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust’s sale of any diamonds which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual US Shareholder for one year or less or by a taxpayer other than an individual US taxpayer are generally the same as those at which ordinary income is taxed.

Brokerage Fees and Trust Expenses

Any brokerage or other Transaction Fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of diamonds by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust, to the extent that such expenses may be deducted, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to further limitations under applicable provisions of the Code, and may not be deductible at all for alternative minimum tax purposes.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning of Code section 851 should consult with their tax advisors concerning (1) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying diamonds for purposes of Code section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

United States Information Reporting and Backup Withholding for US and Non-US Shareholders

The Trustee or the appropriate broker will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in accordance with applicable Treasury Regulations. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not a US person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Income Taxation of Non-US Shareholders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of diamonds. A Non-US Shareholder generally will not be subject to US federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of diamonds by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States.

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Taxation in Jurisdictions other than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying diamonds held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account (IRA) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings to the effect that a purchase of shares in a trust holding precious metals by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any diamonds received by such IRA or plan account upon the redemption of any of the Shares purchased by it, the Shares or diamonds so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code sections 408(d), 408(m) or 402.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchases by the Initial Purchaser (described below), the Trust will issue Shares in Baskets to Authorized Participants in exchange for deposits of diamonds in Diamond Parcels on a continuous basis. The Trust will not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the

45

constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

The Initial Purchaser intends to distribute the initial Baskets of Shares. As a result, in the context of the distribution of the initial Baskets of Shares, the Initial Purchaser will be deemed to be an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [____], 201[_], the Initial Purchaser purchased [___],000 Shares which compose the initial Baskets. The Initial Purchaser intends to reoffer the initial Baskets at a per Share offering price that will vary, depending on, among other factors, the wholesale price of Diamond Parcels and the trading price of the Shares on the [EXCHANGE]. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares.

The Trust will not bear any expenses in connection with the offering or sales of the initial Baskets of Shares.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares. Neither the Initial Purchaser nor the Authorized Participants will receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (“Agent Agreement”) between ALPS Distributors, Inc. (“Marketing Agent”) and the Sponsor, the Marketing Agent will be paid by the Sponsor approximately $[__] per annum, plus any fees or disbursements incurred by the Marketing Agent in connection with its assistance to the Sponsor in the marketing of the Trust and its Shares. The maximum compensation the Marketing Agent may receive under this Agent Agreement, as a result of the Trust’s offering, is estimated to be $[___], which includes $[___] (fees) and $[___] (expenses). The Trust is not responsible for the payment of any amounts to the Marketing Agent. The maximum compensation that will be paid for wholesaling salaries, as a result of this offering, is estimated to be $[___].

The Sponsor is solely responsible for the payment of these salaries. Under the Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

▪	Review marketing related legal documents and contracts;
▪	Consult with the Sponsor on the development of FINRA-compliant marketing campaigns;
▪	Consult with the Trust’s legal counsel on free-writing prospectus materials and disclosures in all marketing materials;
▪	Review and file with FINRA marketing materials that are not free-writing prospectus materials;
▪	Register and oversee supervisory activities of the Sponsor’s FINRA-licensed personnel; and
▪	Maintain books and records related to the Marketing Agent services provided.

The Shares trade on the [EXCHANGE] under the symbol “[____].”

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets, and its activities with respect to the initial Baskets will be distinct from those of an Authorized Participant.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Katten Muchin Rosenman LLP, New York, New York, who, as special US tax counsel to the Trust, will also render an opinion regarding the material US federal income tax consequences relating to the Shares.

EXPERTS

The financial statement included in this prospectus has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

46

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which may be inspected, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.indexiq.com. This internet address is only provided here as a convenience to the public to allow the public to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is a part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. Copies of such material may also be obtained from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. More information concerning the operation of the public reference facilities of the SEC may obtained by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

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GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“ANAV”—Adjusted NAV. See “Description of the Trust Agreement—Valuation of Diamonds, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Trustee and the Sponsor.

“AP Joint Balance Account”—A segregated diamond custody account, loco Antwerp, established with the Custodian by the Trust and an Authorized Participant. Each Authorized Participant’s AP Joint Balance Account will, together with the Authorized Participant Custody Account, be used to facilitate the transfer of Creation Basket Deposits and in-kind redemption distributions between the Trust and such Authorized Participant in connection with creation and redemption orders, respectively. The AP Joint Balance Account will be used in the processes for creation and redemption of shares to transfer fractional amounts of Diamond Parcels between the Trust and the relevant Authorized Participant.

“AP Joint Balance Account Agreement”—The tri-party agreement among the Trust, the Custodian and an Authorized Participant that establishes an AP Joint Balance Account.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (2) is a DTC Participant, (3) has entered into an Authorized Participant Agreement with the Trustee and the Sponsor and (4) has entered into an AP Joint Balance Account Agreement with the Trustee and the Custodian and an Authorized Participant Custody Account Agreement with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Baskets; provided, however, that no Authorized Participant may place such orders until it has deposited a Diamond Parcel into its AP Joint Balance Account.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the Sponsor and the Trustee that provides the approved procedures for the creation and redemption of Baskets and for the delivery of the diamonds in Diamond Parcels and any cash required for such creations and redemptions.

“Authorized Participant Custody Account”—A segregated diamond custody account established with the Custodian by an Authorized Participant. Each Authorized Participant’s Authorized Participant

A-1

Custody Account will, together with the AP Joint Balance Account, be used to facilitate the transfer of Creation Basket Deposits and in-kind redemption distributions between the Trust and such Authorized Participant in connection with creation and redemption orders, respectively. The Authorized Participant Custody Account will be used in the processes for creation and redemption of shares to transfer whole Diamond Parcels between the Trust and the relevant Authorized Participant.

“Authorized Participant Custody Account Agreement”—The agreement between the Custodian and an Authorized Participant that establishes an Authorized Participant Custody Account.

“Basket”—A block of [50,000] Shares is called a “Basket.”

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“carat”—A unit of mass for gemstones that is equivalent to 200 milligrams or 0.007055 ounces.

“CEA”—Commodity Exchange Act, as amended.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Creation Basket Deposit”—The total deposit of diamonds in one or more Diamond Parcels that is required to create a Basket. The deposit will be a number of Diamond Parcels that are in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date an order to purchase one or more Baskets is properly received as the number of Shares comprising the number of Baskets to be created in respect of the deposit bears to the total number of Shares outstanding on the date such order is properly received. Initially, the Diamond Parcels comprising a deposit shall be [_], comprised of diamonds of the Subcategories in numbers consistent with the Diamond Ratio.

“Custodian” or “[CUSTODIAN]”—[CUSTODIAN], a [____]. [CUSTODIAN] is the custodian of the Trust’s diamonds. [CUSTODIAN] custodies the Trust’s diamonds at its vaulting premises in Antwerp and [___].

“Custody Accounts”—The Trust Custody Account and each AP Joint Balance Account Agreement.

“Custody Agreements”—The Trust Custody Account Agreement establishing the Trust Custody Account and the AP Joint Balance Account Agreements establishing the AP Joint Balance Accounts, as applicable.

“Custody Rules”—The rules, regulations, practices and customs applicable to diamonds that are made available in physical form by the Custodian and Authorized Participants, as set forth in the Authorized Participant Custody Account Agreements.

“Diamond Parcel”—A parcel of [___] diamonds comprised [of [___] Subcategory [___] diamonds, [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds.] All diamonds in a Diamond Parcel shall be natural, mined diamonds meeting the relevant Required Delivery Standards set forth in the Trust Agreement. The Required Delivery Standards are described in “Operation of the Diamond Market.”

“Diamond Parcel Index”—The Index Price of Diamond Parcels, calculated by the Index Price Provider, which tracks the wholesale value of Diamond Parcels.

“Diamond Parcel Index Price”—The price upon which the Trustee will determine the NAV of the Trust and the NAV per Share.

“Diamond Ratio”—The fixed ratio of diamonds of each Subcategory held by the Trust, [whereby for each Subcategory [___] diamond that it holds, the Trust will also hold [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds.] At all times, the assets of the Trust shall be held in the Diamond Ratio.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“DTC Participant”—A participant in DTC, such as a bank, broker, dealer or trust company.

“Evaluation Time”—The time at which the Trustee will evaluate the diamonds held by the Trust and determine both the NAV and the ANAV of the Trust, which is currently as promptly as practicable after 4:00 p.m., New York time, on each day other than (1) a Saturday or Sunday or (2) any day on which the [EXCHANGE] is not open for regular trading.

“Exchange” or “[EXCHANGE]”—[EXCHANGE], the venue where Shares are listed and traded.

A-2

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“GIA”—The Gemological Institute of America, a nonprofit institution headquartered in California and operating out of 14 countries worldwide that is dedicated to research and education in the field of gemology. Among the missions of the GIA are the establishment of diamond grading standards and the training of gemologists.

“GIA Certification”—A diamond grading certification issued by the Gemological Institute of America that, using industry standard certification methodology, discloses a particular diamond’s characteristics as set forth in the Required Delivery Standards. A GIA Certification typically records the following information: (i) Date of Examination, (ii) Unique Report Number, (iii) Shape, (iv) Measurements (to the nearest one-hundredth of a millimeter), (v) Carat Weight (to the nearest one-hundredth of a carat), (vi) Depth Percentage, (vii) Table Percentage, (viii) Girdle Thickness, (ix) Culet Size, (x) Polish Grade, (xi) Symmetry Grade, (xii) Clarity Grade, (xiii) Color Grade, (xiv) Cut Grade, (xv) Fluorescence Intensity, (xvi) General Comments (additional identifying characteristics or features outside of the above), (xvii) Diamond Plot (showing all inclusions and blemishes found), and (xviii) Proportion Diagram (graphic representation of the diamond's actual proportions.

“IDEX Network”—The online diamond trading network operated by the IDEX at www.IDEXonline.com.

“Index Price Provider” or “IDEX”— IDEX Online, S.A., a corporation duly registered and incorporated under the laws of Switzerland with offices in the major diamond centers of New York, Antwerp, Ramat Gan, and Mumbai. IDEX operates a leading business-to-business, global, online diamond trading network at www.IDEXonline.com and calculates and provides the Index Price.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Purchaser”—The purchaser of the Seed Baskets acting solely in its capacity as purchaser of such Seed Baskets, and who is [____].

“NAV”—Net asset value. See “Description of the Trust Agreement—Valuation of Diamond Parcels, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the NAV of the Trust and the NAV per Share are calculated.

“Required Delivery Standards”—The specifications for physical diamonds eligible to be included in a Diamond Parcel applicable to the following factors: (i) shape, (ii) carat weight, (iii) color grade, (iv) clarity grade, (v) cut grade, (vi) polish grade, (vii) symmetry grade, (viii) fluorescence intensity, and (ix) origin as set forth in the Trust Agreement for the purpose of ensuring, together with GIA Certification, the fungibility of Diamond Parcels. The Required Delivery Standards are described generally in “Operation of the Diamond Market.”

“Securities Act”—The Securities Act of 1933, as amended.

“Seed Baskets” or “initial Baskets”—The [____] Baskets issued to the Initial Purchaser in exchange for deposit into the Trust of [___] Diamond Parcels in connection with the formation of the Trust.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust that are issued by the Trust and named “IQ Physical Diamond Shares.”

“Sponsor”—IndexIQ Advisors LLC, a Delaware limited liability company, having its principal office at 800 Westchester Avenue, Suite N611, Rye Brook, NY 10573.

“Sponsor Custody Account”—The segregated diamond custody account, loco Antwerp, established with the Custodian by the Sponsor. The Sponsor Custody Account will be used to facilitate the transfer of diamonds from the Trust to the Sponsor in payment of the Sponsor’s Fee or Trust expenses advanced by the Sponsor.

“Sponsor Custody Account Agreement”—The agreement between the Custodian and the Sponsor that establishes the Sponsor Custody Account.

“Sponsor’s Fee”—The management fee payable by the Trust to the Sponsor in consideration of the management services and assumption of certain Trust expenses by the Sponsor. The Sponsor’s Fee will be accrued daily and will be payable in-kind in Diamond Parcels monthly in arrears, but only when the amount of the aggregate accrued and unpaid Sponsor’s Fee plus any Trust expenses advanced by the Sponsor equals or exceeds the value of a whole Diamond Parcel, or the minimum number of whole diamonds that may be delivered such that, after such delivery, the Trust holds diamonds in the Diamond Ratio.

“Subcategory”—A subcategory of diamonds included in a Diamond Parcel having the characteristics of a diamond of the Subcategory pursuant to the Required Delivery Standards set forth in the Trust Agreement, as such designations are set forth in “Operation of the Diamond Market.”

A-3

“Transaction Fee”—The [$___] fee payable to the [Trust] by an Authorized Participant upon the placement of a creation or redemption order. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”

“Trust”—The IQ Physical Diamond Trust, a common law trust, formed on [___, 201_] under New York law pursuant to the Trust Agreement.

“Trust Custody Account”—The segregated diamond custody account, loco Antwerp and [___], established with the Custodian by the Trust through the Trust Custody Account Agreement. The Trust Custody Account is a segregated account that will be used to hold the diamonds in Diamond Parcels deposited with the Trust, as individually identified diamonds owned by the Trust and segregated from the assets of the Custodian and other customers of the Custodian held in the Custodian’s vaulting premises in Antwerp and [___].

“Trust Custody Account Agreement”—The agreement between the Trustee and the Custodian that establishes the Trust Custody Account.

“Trust Agreement”—The Depositary Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian, the Diamond Ratio and the Required Delivery Standards for diamonds held by the Trust among other things.

“Trustee” or “BNY Mellon”— BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Trust. The Bank of New York Mellon is a banking corporation organized under the laws of the State of New York.

A-4

Report of Independent Registered Public Accounting Firm

To the Sponsor, Trustee and the Shareholders of IQ Physical Diamond Trust

[To be provided by amendment]

F-1

STATEMENT OF FINANCIAL CONDITION

IQ Physical Diamond Trust
As of [___], 201[_]

Assets:
Diamond inventory (fair value $[_____])	$	[___]
Total Assets	$	[___]
Liabilities and Shareholder’s Equity
Liabilities:
Total Liabilities		$—

Commitments and Contingent Liabilities (Note 6)		—

Redeemable Shares:
Redeemable capital shares, no par value, unlimited amount authorized, [___],000 outstanding (at redemption value)	$	[___]
Shareholder’s Equity:
Retained earnings		—

Total Liabilities and Shareholder’s Equity	$	[___]

The accompanying notes are an integral part of this financial statement.

F-2

IQ PHYSICAL DIAMOND TRUST
NOTES TO THE FINANCIAL STATEMENT
As of [___], 201[_]

1. Organization

The IQ Physical Diamond Trust (the “Trust”) is an investment trust formed on [___], 201[_], under New York law pursuant to a trust agreement. The Trust holds diamonds and issues shares (“Shares”) (in minimum blocks of [50,000] Shares, also referred to as “Baskets”) in exchange for deposits of Diamond Parcels and distributes diamonds in connection with redemption of Baskets. The Trust’s sponsor is IndexIQ Advisors LLC (the “Sponsor”), a Delaware limited liability company. The Sponsor is responsible for, among other things, overseeing the performance of BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (the “Trustee”) and the Trust’s principal service providers. The Trustee is responsible for the day-to-day administration of the Trust.

[________] is the Initial Purchaser and contributed [____] Diamond Parcels, consisting of one carat gem quality diamonds, in exchange for [__],000 Shares on [___], 201[_]. At contribution, the value of the diamonds deposited with the Trust was based on the Index Price of a Diamond Parcel of $[___]. The Initial Purchaser owns 100% of the outstanding Shares. The Initial Purchaser is not affiliated with the Sponsor or the Trustee.

The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of physical Diamond Parcels, less the expenses of the Trust’s operations. The Trust is designed to provide a vehicle for investors to own interests in diamonds.

The fiscal year end for the Trust is [April 30.]

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

A. Valuation of Diamonds

The Trust’s diamonds are held by [____] (the “Custodian”), on behalf of the Trust, at its vaulting premises in Antwerp [and ___] on a segregated basis. The Trust’s diamonds are valued, for financial statement purposes, at the lower of cost or market. The cost of diamonds is determined according to the average cost method and the market value is based on the Diamond Parcel Index Price published by the Index Price Provider, or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s diamonds, used to determine the net asset value of the Trust. Realized gains and losses on sales of diamonds, or diamonds distributed for the redemption of Shares, are calculated on a trade date basis using average cost.

B. Creations and Redemptions of Shares

The Trust expects to create and redeem Shares from time to time, but only in one or more Baskets (a Basket equals a block of [50,000] Shares). The Trust issues Shares in Baskets to certain authorized participants (“Authorized Participants”) on an ongoing basis. The creation and redemption of Baskets is only made in exchange for the delivery to the Trust or the distribution by the Trust of the number of Diamonds Parcels represented by the Baskets being created or redeemed, the number of which will be based on the combined net asset value of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Shares are issued and redeemed continuously in aggregations of [50,000] Shares in exchange for Diamond Parcels rather than cash. Individual investors cannot purchase or redeem Shares in direct transactions with the Trust. The Trust only deals with registered broker-dealers eligible to settle securities transactions through the book-entry facilities of the Depository Trust Company and which have entered into a contractual arrangement with the Trustee and the Sponsor governing, among other matters, the creation and redemption processes. The Trust and Authorized Purchasers settle creation and redemption through the delivery to or receipt of physical diamonds. Holders of Shares of the Trust may redeem their Shares at any time acting through an Authorized Participant and in the prescribed aggregations of [50,000] Shares; provided, that redemptions of Shares may be suspended during any period while regular trading on the [EXCHANGE] is suspended or restricted, or in which an emergency exists as a result of which delivery, disposal or evaluation of diamonds is not reasonably practicable.

F-3

IQ PHYSICAL DIAMOND TRUST
NOTES TO THE FINANCIAL STATEMENT
As of [___], 201[_]

The Shares are classified as “Redeemable Capital Shares” for financial statement purposes, since they are subject to redemption at the option of Authorized Participants. Outstanding Shares are reflected at redemption value, which represents the Trust’s maximum obligation (based on NAV per Share), with the difference from historical cost recorded as an offsetting amount to Retained Earnings.

At [____], 201[_], there are no Shares whose redemption value exceeds their historical value.

At [____], 201[_], [__],000 Shares are outstanding.

The typical settlement period for Shares is three business days. In the event of a trade date at period end, where a settlement is pending, a respective account receivable and/or payable will be recorded.

The per-Share number of Diamond Parcels exchanged for a purchase or redemption is calculated daily by the Trustee, using the Diamond Parcel Index Price, or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s diamonds, for the diamonds being valued to calculate the diamonds amount in respect of any liabilities for which covering diamonds sales have not yet been made, and represents the per-Share number of diamonds held by the Trust, after giving effect to its liabilities, sales to cover expenses and liabilities and any losses that may have occurred.

When diamonds are exchanged in settlement of redemption, it is considered a sale of diamonds for financial statement purposes, with a gain or loss recognized currently.

For the purposes of creations and redemptions, NAV is computed by deducting all accrued fees, expenses and other liabilities of the Trust, including Sponsor’s Fees, from the Parcel Index Price of the diamonds held by the Trust.

C. Investment in Diamonds

At [___], 201[_], the Trust owned [___] Diamond Parcels, comprised of [___] Subcategory [___] diamonds, [___] Subcategory [___] diamonds and [___] Subcategory [___] diamonds, with an aggregate carrying value (lower of [cost or market] basis) of $[_____].

D. Expenses

The Trust will pay to the Sponsor a fee that will accrue daily at an annualized rate equal to [__]% of the adjusted daily net asset value (“ANAV”) of the Trust, paid monthly in arrears in diamonds (“Sponsor’s Fee”).

E. Income Taxes

The Trust is classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s proceeds, income, deductions, gains, and losses to the Internal Revenue Service on that basis.

3. Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares, including applicable SEC and FINRA registration fees, are estimated to be approximately $[______], and will be borne directly by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

4. Related Parties—Sponsor, Trustee, Custodian and Marketing Agent Fees

The Sponsor is IndexIQ Advisors LLC. Fees are paid to the Sponsor as compensation for services performed under the Trust Agreement and for the following administrative and marketing expenses incurred by the Trust: the Trustee’s fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian expenses under the Trust Custody Account Agreement, [EXCHANGE] listing fees, SEC and FINRA registration fees, printing and mailing costs, audit fees, other related costs and expenses, and up to $[___,000] per annum in legal fees and expenses. The Sponsor’s Fee will accrue daily at an annualized rate equal to [__]% of the ANAV of the Trust and will be payable monthly in diamonds, in arrears; provided, however, that the Trust will only deliver diamonds in satisfaction of the Sponsor’s Fee when the Sponsor’s Fee, plus any amounts advanced by the Sponsor to pay Trust expenses, equals or exceeds the value of a Diamond Parcel, or the minimum number of whole diamonds that may be delivered such that, after such delivery, the Trust holds diamonds in the Diamond Ratio.

F-4

IQ PHYSICAL DIAMOND TRUST
NOTES TO THE FINANCIAL STATEMENT
As of [_______], 201[_]

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor intends not to waive any of its fee.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Custodian is [____]. The Custodian is responsible for the safekeeping of the Trust’s diamonds deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of diamonds in and out of the Trust through diamonds accounts it will maintain for the Trust and accounts it or another diamonds clearing bank will maintain for Authorized Participants. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Diamonds.”

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

5. Concentration of Risk

The Trust’s sole business activity is the investment in physical diamonds. Several factors could affect the price of diamonds: (i) investors’ expectations with respect to the rate of inflation; (ii) currency exchange rates; (iii) interest rates; (iv) investment and trading activities of hedge funds and commodity funds; (v) global or regional political, economic or financial events and situations; and (vi) global demand and supply. Global supply and demand for diamonds is influenced by such factors as general economic influences on jewelry demand and production and cost levels in major diamond-producing regions. In addition, there is no assurance that diamonds will maintain their long-term value in terms of purchasing power in the future. In the event that the price of diamonds declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and results of operations.

6. Indemnification

Under the Trust Agreement, each of the Trustee (and its directors, employees and agents) and the Sponsor (and its members, managers, directors, officers, employees, affiliates) is indemnified against any liability, cost or expense it incurs without gross negligence, bad faith or willful misconduct on its part and without reckless disregard on its part of its obligations and duties under the Trust’s organizational documents. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

7. Subsequent Events

Events subsequent to the balance sheet date have been evaluated for inclusion in the accompanying financial statement through the issuance date.

F-5

PROSPECTUS

Common Units of Beneficial Interest

IQ Physical Diamond Trust

Proposed Maximum Aggregate Offering Price: $[_],000,000

Until [__________], 201[_] (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[___], 201[_]

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by IndexIQ Advisors LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section 5.6(a) of the Registrant’s Depositary Trust Agreement (“Trust Agreement”) between [TRUSTEE], the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees and agents (each a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and Authorized Participant Agreements to which the Trustee is a party, including the Trustee’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section 5.6(a) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section 5.6 of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Depositary Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement*
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)
5.1	Opinion of Katten Muchin Rosenman LLP as to legality*
8.1	Opinion of Katten Muchin Rosenman LLP as to tax matters*
10.1	Form of Trust Custody Account Agreement*
10.2	Form of AP Joint Balance Account Agreement*
10.3	Depository Agreement*
23.1	Consent of Independent Registered Public Accountants*
23.2	Consents of Katten Muchin Rosenman LLP are included in Exhibits 5.1 and 8.1*
99.1	Opinion of [__]*

_____________________________

*	to be supplied by amendment

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

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(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the

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successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, New York, on January 31, 2013.

INDEXIQ ADVISORS LLC Sponsor of the IQ Physical Diamond Trust
By:	/s/ Adam S. Patti Adam S. Patti Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Adam S. Patti Adam S. Patti	Chief Executive Officer (principal executive officer)	January 31, 2013
/s/ David Fogel David Fogel	Chief Financial Officer and Executive Vice President (principal financial officer and principal accounting officer)	January 31, 2013

*	The Registrant is a trust and the persons are signing in their capacities as officers of IndexIQ Advisors LLC, the Sponsor of the Registrant.

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